                                 EXHIBIT 10(v)

                                  GROUND LEASE
                          DATED AS OF DECEMBER 1, 1993
                AMONG FIRST HAWAIIAN CENTER LIMITED PARTNERSHIP,
                       FH CENTER, INC. AND REFIRST, INC.

     ____________________________________________________________________


                                  GROUND LEASE


                          DATED AS OF DECEMBER 1, 1993


                                 BY AND BETWEEN


                   FIRST HAWAIIAN CENTER LIMITED PARTNERSHIP
                         A HAWAII LIMITED PARTNERSHIP,


                                FH CENTER, INC.,

                             A HAWAII CORPORATION,


                          COLLECTIVELY, GROUND LESSOR


                                      AND


                                 REFIRST, INC.

                            A DELAWARE CORPORATION,

                               AS GROUND LESSEE.


                             FIRST HAWAIIAN CENTER

                                HONOLULU, HAWAII

     ____________________________________________________________________

                               TABLE OF CONTENTS


            Section                                                    Page
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

                                   ARTICLE I

                                  DEFINITIONS

            Section 1.01.   General Definitions   . . . . . . . . . .    2
            Section 1.02.   Additional Rental   . . . . . . . . . . .    2
            Section 1.03.   Basic Ground Lease Rent . . . . . . . . .    2
            Section 1.04.   Closing Date  . . . . . . . . . . . . . .    2
            Section 1.05.   Default Rate  . . . . . . . . . . . . . .    2
            Section 1.06.   Ground Lease Rent . . . . . . . . . . . .    2
            Section 1.07.   Ground Lease Term . . . . . . . . . . . .    2
            Section 1.08.   Ground Lease Year . . . . . . . . . . . .    2
            Section 1.09.   Ground Lessee's Default   . . . . . . . .    3
            Section 1.10.   Ground Lessor's Default . . . . . . . . .    4
            Section 1.11.   Lease . . . . . . . . . . . . . . . . . .    4
            Section 1.12.   Leasehold Mortgage  . . . . . . . . . . .    4
            Section 1.13.   Leasehold Term  . . . . . . . . . . . . .    4
            Section 1.14.   Leasehold Mortgagee   . . . . . . . . . .    4
            Section 1.16.   Permitted Exceptions  . . . . . . . . . .    5
            Section 1.17.   Real Estate Taxes   . . . . . . . . . . .    5

                                   ARTICLE II

                                GRANTING CLAUSE

            Section 2.01.  Grant . . . . . . . . . . . . . . . . . . .   5
            Section 2.02.  Restated Ground Lease Provisions  . . . . .   6

                                  ARTICLE III

                                RENTAL PAYMENTS

            Section 3.01.  Basic Ground Lease Rent . . . . . . . . . .   6
            Section 3.02.  Interest  . . . . . . . . . . . . . . . . .   6
            Section 3.03.  Method of Payment . . . . . . . . . . . . .   7

Section                                                                Page
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

                                   ARTICLE IV

                           CONDEMNATION AND CASUALTY

            Section 4.01.   Termination Upon a Casualty or
                              Condemnation  . . . . . . . . . . . . .    7
            Section 4.02.   Application of Payment  . . . . . . . . .    7
            Section 4.03.   Temporary Taking  . . . . . . . . . . . .    7

                                   ARTICLE V

                                  USE OF SITE

            Section 5.01.   Use of Site . . . . . . . . . . . . . . .    8

                                  ARTICLE VI

                                 IMPROVEMENTS

            Section 6.01.   Improvements
            Section 6.02.   Free From Liens . . . . . . . . . . . . .    8
            Section 6.03.   Reversion of Title to Building  . . . . .    9


                                  ARTICLE VII

                                   INSURANCE

            Section 7.01.   Reconstruction Obligation . . . . . . . .    9
            Section 7.02.   Insurance . . . . . . . . . . . . . . . .    9
            Section 7.03.   Exculpation and Indemnification . . . . .    9
            Section 7.04.   Distribution of Property Insurance
                              Proceeds  . . . . . . . . . . . . . . .    9


                                 ARTICLE VIII

                                   SURRENDER

            Section 8.01.   Surrender . . . . . . . . . . . . . . . .   10

                                      ii

Section                                                                Page
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

                                   ARTICLE IX

                             ASSIGNMENT; SUBLETTING

            Section 9.01.   By the Ground Lessor  . . . . . . . . . .   10
            Section 9.02.   By the Ground Lessee  . . . . . . . . . .   11


                                   ARTICLE X

                                   FINANCING

            Section 10.01.  The Ground Lessee's Right to Obtain
                              Financing  . . . . . . . . . . . . . . .  12
            Section 10.02.  Limitations on Financing . . . . . . . . .  12
            Section 10.03.  Leasehold Mortgage; No Assumption By
                              Noteholders  . . . . . . . . . . . . . .  12
            Section 10.04.  Notification of the Ground Lessor  . . . .  13
            Section 10.05.  Rights of Holders of Indebtedness  . . . .  13
            Section 10.06.  New Lease with Noteholders upon
                              Termination  . . . . . . . . . . . . . .  15
            Section 10.07.  Consent to Modification  . . . . . . . . .  16


                                  ARTICLE XI

                                   REMEDIES

            Section 11.02.  Default by the Ground Lessor . . . . . . .  17
            Section 11.03.  No Waiver  . . . . . . . . . . . . . . . .  17
            Section 11.04.  Force Majeure  . . . . . . . . . . . . . .  17


                                  ARTICLE XII

                                  WARRANTIES

            Section 12.01.  Quiet Enjoyment  . . . . . . . . . . . . .  17
            Section 12.02.  Indemnity  . . . . . . . . . . . . . . . .  18
            Section 12.03.  Covenants of the Ground Lessor . . . . . .  18

Section                                                                Page
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

                                  ARTICLE XIII

                                   NET LEASE

            Section 13.01.  Net Lease  . . . . . . . . . . . . . . . .  18

                                  ARTICLE XIV

                               LIMITED LIABILITY

            Section 14.01.  Limited Liability  . . . . . . . . . . . .  18

                                  ARTICLE XV

                                 MISCELLANEOUS

            Section 15.01.  No Agency or Partnership . . . . . . . . .  19
            Section 15.02.  Estoppel Certificates  . . . . . . . . . .  19
            Section 15.03.  Headings . . . . . . . . . . . . . . . . .  20
            Section 15.04.  Notice . . . . . . . . . . . . . . . . . .  20
            Section 15.05.  Governing Law  . . . . . . . . . . . . . .  20
            Section 15.06.  Severability of Provisions . . . . . . . .  20
            Section 15.07.  Amendment; Expansion of Site . . . . . . .  20
            Section 15.08.  Multiple Counterparts  . . . . . . . . . .  20
            Section 15.09.  Successors and Assigns . . . . . . . . . .  20
            Section 15.10.  Attorney's Fees  . . . . . . . . . . . . .  21
            Section 15.11.  Attornment and Non-Disturbance
                              Agreements . . . . . . . . . . . . . . .  21
            Section 15.12.  Non-Merger . . . . . . . . . . . . . . . .  21
            Section 15.13.  Inspection . . . . . . . . . . . . . . . .  21
            Section 15.14.  Further Assurances and Cooperation . . . .  22


            Exhibit A:  . . . .   Portion of Site owned by the Partnership
            ---------

            Exhibit B:  . . . . . . . . .  Portion of Site owned by Center
            ---------

            Exhibit C:  . . . . . . . . . . . . . .   Permitted Exceptions
            ---------

Section                                                                Page
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
            Exhibit D: . . . . . . . . . . . . . . .  Restated Ground Lease
            ---------

                                  GROUND LEASE



         Ground Lease (this "Ground Lease") dated as of December 1, 1993, by and between FH CENTER LIMITED PARTNERSHIP, a Hawaii limited partnership (the "Partnership"), and FIRST HAWAIIAN CENTER, INC., a Hawaii corporation ("Center" and together with the Partnership being collectively referred to as the "Ground Lessor"), as ground lessors, and REFIRST, INC., a Delaware corporation (the "Ground Lessee), as ground lessee.

         WHEREAS, the Partnership is the owner of the property described in Exhibit A attached hereto and made a part hereof, and Center is the owner of the property described in Exhibit B attached hereto and made a part hereof (collectively, the "Site"); and

         WHEREAS, this lease of the Site is being made by the Ground Lessor to the Ground Lessee (a) subject to a reservation by the Ground Lessor of all buildings and other improvements existing on the Site as of the date hereof (the "Existing Improvements"), (b) to permit Ground Lessee to cause the demolition and removal of the Existing Improvements and the development on the Site of an office building to be known as "First Hawaiian Center" (the "Building"), (c) to permit Ground Lessee to enter into a further sublease of the Site and a lease of the Building with First Hawaiian Bank, a Hawaii corporation ("FHB"), (d) to enable FHB to finance the demolition of the existing buildings on the Site and the construction of the Building by issuing certain notes (the "Notes") pursuant to an indenture (the "Indenture") between FHB and the indenture trustee (the "Trustee") and (e) to enable FHB to secure repayment of the Notes pursuant to a real property mortgage, financing statement and security agreement (the "Mortgage"), from FHB to the Trustee (the "Mortgagee") covering this Lease and FHB's interest in the Building; and

         WHEREAS, the Ground Lessee desires to lease the Site from the Ground Lessor and the Ground Lessor agrees to lease the Site to the Ground Lessee, on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Ground Lessor and the Ground Lessee, intending to be legally bound hereby, agree as follows:

                                  ARTICLE I

                                 Definitions

         SECTION 1.01. GENERAL DEFINITIONS. For the purposes of this Ground Lease, capitalized terms used in this Ground Lease and not otherwise defined in this Article I or otherwise in this Ground Lease shall have the meanings assigned to them in the Participation Agreement, dated as of November 19, 1993 by and among FHB, Ground Lessee, Partnership, Center, and the Trustee (the "Participation Agreement"). Unless otherwise indicated, references in this Ground Lease to articles, sections, paragraphs, clauses, appendices, schedules and exhibits are to the same contained in or attached to this Ground Lease.

        SECTION 1.02. ADDITIONAL RENTAL. "Additional Rental" means all payments due from the Ground Lessee to the Ground Lessor under this Ground Lease other than under Section 3.03 and other than Basic Ground Lease Rent.

        SECTION 1.03. BASIC GROUND LEASE RENT. "Basic Ground Lease Rent" shall have the meaning assigned in Section 3.01.

        SECTION 1.04. CLOSING DATE. "Closing Date" means December 1, 1993.

        SECTION 1.05. DEFAULT RATE. "Default Rate" shall have the meaning assigned in Section 3.03.

        SECTION 1.06. GROUND LEASE RENT. "Ground Lease Rent" means all payments of Basic Ground Lease Rent and Additional Rental due from the Ground Lessee to the Ground Lessor under the terms and provisions of this Ground Lease.

        SECTION 1.07. GROUND LEASE TERM. "Ground Lease Term" means the entire term of this Ground Lease, which shall begin on the Closing Date and end on the date which is the 99th anniversary of the day prior to the Closing Date, which date is November 30, 2092, subject to the extension or earlier termination of this Ground Lease in accordance with the provisions hereof.

        SECTION 1.08. GROUND LEASE YEAR. "Ground Lease Year" means, with respect to the first Ground Lease Year, the period commencing on the Closing Date and ending on the last day of the calendar year in which the Closing Date occurs, and, with respect to each subsequent Ground Lease Year, each successive calendar year thereafter (or, with respect to the last Ground Lease Year, the part thereof).

         SECTION 1.09. GROUND LESSEE'S DEFAULT. "Ground Lessee's Default" means the occurrence of any one or more of the following events:

                 (a) default by the Ground Lessee in the payment of any Ground Lease Rent as and when the same shall be due and payable, and the failure of the Ground Lessee to cure such default within 30 days after delivery of a written notice from the Ground Lessor to the Ground Lessee specifying such default and requesting that it be remedied;

                 (b) default by the Ground Lessee in the observance or performance of any of the other covenants, agreements, or obligations to be performed by the Ground Lessee under the terms and provisions of this Ground Lease, and the failure of the Ground Lessee to cure such default within 60 days after delivery of written notice from the Ground Lessor to the Ground Lessee specifying such default and requesting that it be remedied; provided, that if such default is capable of being remedied and is not so remedied within such 60-day period, no Ground Lessee's Default shall be deemed to have occurred if the Ground Lessee or its sublessee commences actions to remedy such default within such 60-day period and thereafter diligently and continuously pursues such remedial actions until such default is cured; and

                 (c) the commencement by the Ground Lessee of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under bankruptcy, insolvency or other similar law now or hereafter in effect, or the seeking of the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or the consent by the Ground Lessee to any such relief or to the appointment of or taking of possession by any such official in an involuntary case or other proceeding commenced against it, or the making of a general assignment for the benefit of creditors, or the taking of any action to authorize any of the foregoing; or a decree or order for relief being entered by a court having jurisdiction over the Ground Lessee in any involuntary case under any bankruptcy, insolvency or other similar law now or hereafter in effect or appointing a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of property, or ordering the winding-up or liquidation of the affairs of either of them, and such decree or order shall remain undismissed or unstayed for a period of 180 consecutive days;

provided, however, that (i) none of the foregoing events or conditions set forth in clause (a) or in this Section 1.09 shall constitute a Ground Lessee's Default if such event or condition results from any failure on the part of the Ground Lessor or FHB to perform or observe or have performed or observed any of their respective covenants, conditions, agreements, obligations, representations or warranties required by them to be performed under the Ground Lease or the Lease, or results from any default by the Ground Lessor or FHB under any of the Operative Agreements, and (ii) none of the foregoing events or conditions set forth in clause (a) or (b) in this Section 1.09 shall constitute a Ground Lessee's Default so long as any Ground Lessor's Default has occurred and is continuing under this Ground Lease, any Lease Default exists or any Lease Event of Default has occurred and is continuing, or any default by the Ground Lessor or FHB of their respective obligations under the other Operative Agreements has occurred or is continuing (it being understood and agreed that the Ground Lessee and any assignee of the Ground Lessee shall not be required to cure or remedy any such event occurring or condition caused by the Ground Lessor or FHB existing on or prior to the Lease Conversion Date).

                 SECTION 1.10. GROUND LESSOR'S DEFAULT. "Ground Lessor's Default" means a default by the Ground Lessor in the observance or performance of any of the covenants, agreements or obligations to be performed by the Ground Lessor hereunder and the failure of the Ground Lessor to cure such default within 60 days after delivery of a written notice from the Ground Lessee to the Ground Lessor specifying such default and requesting that it be remedied provided, that if such default is capable of being remedied but is not capable of being remedied within such 60-day period, no Ground Lessor's Default shall be deemed to have occurred if the Ground Lessor commences actions to remedy such default within such 60-day period and thereafter diligently and continuously pursues such remedial actions until such default is cured.

                 SECTION 1.11. LEASE. "Lease" means the Lease Agreement of even date herewith between Ground Lessee, as lessor, and FHB, as lessee, leasing the Building and subleasing the Site, substantially in the form of Exhibit C to the Participation Agreement, as the same may be amended, modified or supplemented from time to time in accordance with the provisions thereof.

                 SECTION 1.12. LEASEHOLD MORTGAGE. "Leasehold Mortgage" shall have the meaning assigned in Section 11.03.

                 SECTION 1.13. LEASEHOLD TERM. "LEASE TERM" SHALL MEAN THE TERM OF THE LEASE.

                 SECTION 1.14. LEASEHOLD MORTGAGEE. "Leasehold Mortgagee" shall have the meaning assigned in Section 11.03.

                 SECTION 1.15. LEASE CONVERSION DATE. "Lease Conversion Date" shall mean the earlier to occur of (i) the expiration of the then current term or renewal term of the Lease or the earlier termination of the Lease other than pursuant to Article XVII of the Lease and (ii) after the occurrence of a Lease Event of Default and a termination of the Lease by the Ground Lessee or the Trustee or any other Leasehold Mortgagee, the earlier to occur of (w) the date which, but for such termination, would otherwise be the date of the event set forth in the previous clause (i), (x) the foreclosure by the Trustee or any other
Leasehold Mortgagee on the Ground Lessee's interest in the Building and the Site, (y) the transfer of the Site by deed-in-lieu of foreclosure, or (z) any refinancing or restructuring of the debt evidenced by the Notes.

                 SECTION 1.16. PERMITTED EXCEPTIONS. "Permitted Exceptions" means those exceptions to title to the Site listed on Exhibit C attached hereto and made a part hereof.

                 SECTION 1.17. REAL ESTATE TAXES. "Real Estate Taxes" means any and all ad valorem taxes, special assessments and other governmental charges of any kind or character which may, at any time during the Ground Lease Term, be assessed against the Site and the Building or any part thereof (including any taxes, assessments or other governmental charges which may be levied or assessed against the Site and the Building or any part thereof in the future, whether similar or dissimilar to currently existing ad valorem taxes, assessments and governmental charges including, but not limited to, taxes assessed against the Ground Lessor relating to the receipt of Ground Lease Rent described below) by any state, city, county or municipal taxing authority having jurisdiction thereof; in all cases inclusive of penalties and interest. The term "Real Estate Taxes" shall not include any income taxes imposed against the Ground Lessor or against the Ground Lease Rent under any current or future laws of the United States, any state or any political subdivision or taxing authority thereof; any sales, excise, use or similar taxes payable by the Ground Lessor; any corporate franchise tax or similar tax or fee payable by the Ground Lessor, nor any other tax or charge payable by the Ground Lessor unless and to the extent that such tax or taxes are a substitute, in whole or in part, for the imposition of current Real Estate Taxes and otherwise fully comply with the definition thereof.


                                  ARTICLE II

                               GRANTING CLAUSE

                 SECTION 2.01. GRANT. In consideration of the terms, covenants and conditions set forth in this Ground Lease, the Ground Lessor does hereby lease, demise and let unto the Ground Lessee, and the Ground Lessee does hereby take and lease from the Ground Lessor, the Site and all easements and rights that are appurtenant to the fee interest in the Site (the "Easements"), TO HAVE AND TO HOLD the Site and all such easements and rights that are appurtenant to the fee interest in the Site, for the Ground Lease Term, subject to the Permitted Exceptions. It is the express intention of the Ground Lessor and the Ground Lessee that: (x) this Ground Lease and the Site, which is the subject of this Ground Lease, does not include the Existing Improvements, inasmuch as title to the Existing Improvements is being retained by the Ground Lessor.

                 SECTION 2.02. RESTATED GROUND LEASE PROVISIONS. From and after the Lease Conversion Date, the terms and conditions of this Ground
Lease shall be and become the terms and conditions set forth in Exhibit D attached hereto and made a part hereof (the "Restated Ground Lease"). It is the intent of the parties that on the Lease Conversion Date this Ground Lease shall be restated in its entirety and the provisions of Exhibit D shall take effect and constitute the Ground Lease in substitution for the terms and conditions of the Ground Lease in effect from the Closing Date until the Lease Conversion Date.


                                 ARTICLE III

                               RENTAL PAYMENTS

                 SECTION 3.01. BASIC GROUND LEASE RENT. Basic Rent. The Ground Lessee hereby covenants and agrees to pay rent ("Basic Ground Lease Rent"), over and above all other charges herein set forth, as follows:

                          (a)  No Rent During Term of the Lease. Prior to
the Lease Conversion Date, Ground Lessee shall pay no rent for the Site.

                          (b)  After Termination of the Lease.  From and
after the Lease Conversion Date, the annual rental payable under this Ground Lease from and after such Lease Conversion Date shall be as set forth in the Restated Ground Lease.

                 SECTION 3.02. INTEREST. Upon the occurrence of a Ground Lessee's Default under Section 1.09(a) (except for nonpayment of Additional Rental), the Ground Lessor shall be entitled to collect from the Ground Lessee interest on the unpaid Ground Lease Rent from the date when due until the date paid at a rate per annum equal to the Lessor Overdue Rate (the "Default Rate"). In the event that any Additional Rental is not paid when due and remains unpaid for a period of ten Business Days after written notice of such failure to pay is delivered to the Ground Lessee, the Ground Lessor shall be entitled to collect from the Ground Lessee interest thereon from the date such written notice is delivered to Ground Lessee until the date paid at a rate per annum equal to the Default Rate.

                 SECTION 3.03. METHOD OF PAYMENT. Each payment of Ground Lease Rent shall be made in immediately available funds no later than 12:00 noon local time at the place of receipt and shall be paid to the Ground Lessor at its address specified in the Participation Agreement or at any other address so given to the Ground Lessee in the manner provided in Section 17.04. Nonetheless, the Ground Lessee shall be accorded a one-day grace period should it fail to cause Ground Lease Rent to be received as described in the immediately preceding sentence if such failure could not have been reasonably anticipated and corrected. Any payment that is due on either a day that is not a Business Day or a day on which banks in the place of receipt are not generally open for business may instead be made on the next succeeding day that is both a Business Day and a day on which banks in the place of receipt are generally open for business; and, notwithstanding Section 3.02, no interest shall accrue for the intervening period, nor in respect of any payments made in compliance with the above-described one-day grace period.


                                  ARTICLE IV

                          CONDEMNATION AND CASUALTY

                 SECTION 4.01. TERMINATION UPON A CASUALTY OR CONDEMNATION. If, during the Ground Lease Term and when the Lease is in effect, the Ground Lessee has received written notice from FHB that FHB has declared a Significant Casualty or a Significant Condemnation, and the Ground Lessee has given written notice to the Ground Lessor that the Ground Lessee intends to terminate this Ground Lease, this Ground Lease shall terminate on the Lease Conversion Date, and all the obligations of Ground Lessee hereunder, including its obligation to pay Ground Lease Rent, arising after the occurrence of such Significant
Casualty or Significant Condemnation shall terminate.

                 SECTION 4.02. APPLICATION OF PAYMENT. Any amount received at any time by the Ground Lessor or the Ground Lessee from any Governmental Authority or other Person as a result of any Condemnation or Casualty shall be applied in accordance with the provisions of the Lease (and shall be paid over by the recipient to the Persons entitled thereto under the Lease).

                 SECTION 4.03. TEMPORARY TAKING. If all or only a part of the Site is taken for any public or quasi-public use or purpose by virtue of eminent domain or by private sale in lieu thereof (which taking does not constitute a Significant Casualty or a Significant Condemnation) for a definite or indefinite period which is less than the then unexpired portion of the Ground Lease Term, this Ground Lease shall remain in full force and effect and the Basic Ground Lease Rent payable to the Ground Lessor hereunder, if any, shall not be reduced. Any amount received at any time by the

Ground Lessor or the Ground Lessee from any Governmental Authority or other Person as a result of the occurrence of any such event shall be applied (i) in accordance with the provisions of the Lease (and shall be paid over by the recipient to the Persons entitled thereto under the Lease) if such event occurs on or prior to the Lease Conversion Date or (ii) in accordance with the Restated Ground Lease if such event occurs after the Lease Conversion Date.


                                   ARTICLE V

                                  USE OF SITE

                 SECTION 5.01. USE OF SITE. The Ground Lessee may, during the Lease Term, use the Site for commercial office and retail purposes or any other use permitted by applicable Legal Requirements. Use of the Building and any other improvements are not and shall not be governed by this Ground Lease. The Ground Lessee may, after the Lease Conversion Date, use the Site for any use permitted by the Restated Ground Lease.


                                   ARTICLE VI

                                  IMPROVEMENTS

                 SECTION 6.01. IMPROVEMENTS. The Ground Lessee shall have the right to remove, repair, replace, modify, maintain, rebuild and construct improvements on the Site subject to the provisions of the Lease.

                 SECTION 6.02. FREE FROM LIENS. The Ground Lessee covenants and agrees that during the Ground Lease Term, the Site will be free and clear of all Liens, excepting Liens of the type described in clauses (i), (iii), (iv) and (v) of Section 12.1(a) of the Lease, such mortgage Lien or Liens as are expressly permitted under the provisions of this Ground Lease and the Leasehold Mortgage, and such Liens that are caused by the Ground Lessor or to which the Ground Lessor has consented. The Ground Lessee will conform to and observe all applicable Legal Requirements; provided that the Ground Lessee may in good faith contest any such Legal Requirements so long as such contest or noncompliance does not involve (A) any danger of (1) foreclosure, forfeiture or loss of the Building or the Site or (2) criminal liability being imposed on the Ground Lessor or (B) any substantial danger of (1) the sale of, or the creation of any Lien (other than a Liens of the type described in clauses (i), (iii), (iv) and (v) of Section 12.1(a) of the Lease) on, the Building or the Site, (2) material civil liability being imposed on the Ground Lessor or (3) the extension of the ultimate imposition of such Legal Requirements beyond the last day of the Ground Lease Term. The Ground Lessee shall provide the Ground Lessor with notice of any contest of the type described in clause (A) above in detail sufficient to enable the Ground Lessor to ascertain whether such contest may have any material adverse effect of the type described in the above proviso.

                 SECTION 6.03. REVERSION OF TITLE TO BUILDING. Title to and ownership of all portions of the Building and any other improvements existing on the Site which have not theretofore been removed from the Site by the Ground Lessee in accordance with Section 7.01 shall, upon expiration or valid termination of this Ground Lease, revert to and vest in the Ground Lessor. At the expiration or valid termination of this Ground Lease, the parties, at the Ground Lessor's sole cost and expense, will execute a recordable instrument confirming such termination.


                                 ARTICLE VII

                                  INSURANCE

                 SECTION 7.01. RECONSTRUCTION OBLIGATION. In no event shall the Ground Lessor have any liability or responsibility whatsoever for rebuilding, reconstructing or replacing any portion of the Building.

                 SECTION 7.02. INSURANCE. During the Lease Term, the Ground Lessee shall have no obligation to maintain any insurance with respect to the Site or the Building and Lessee shall carry any such insurance as is required under the Lease and the Construction Management Agreement.

                 SECTION 7.03. EXCULPATION AND INDEMNIFICATION. The Ground Lessor shall not be liable to the Ground Lessee or to the Ground Lessee's agents, servants, employees, customers or invitees for any damage to person or property caused by any act, omission or neglect of the Ground Lessee, its agents, servants or employees, nor shall the Ground Lessor be liable for any loss, cost, expense or claim arising out of the ownership of the Site or operation of the Building, except to the extent such claims are based upon the willful acts or gross negligence of the Ground Lessor. Prior to the Lease Conversion Date, the Ground Lessee shall not be liable to the Ground Lessor or to the Ground Lessor's agents, servants, employees, customers or invitees for any damage to person or property caused by any act, omission or neglect of the Ground Lessor, its agents, servants or employees, and the Ground Lessor agrees to indemnify and hold the Ground Lessee harmless from any such claims or liabilities.

                 SECTION 7.04. DISTRIBUTION OF PROPERTY INSURANCE PROCEEDS. During the Lease Term, all proceeds from policies of insurance shall be distributed in accordance with the terms of the Lease and thereafter in accordance with the terms of the Restated Ground Lease.


                                  ARTICLE VIII

                                   SURRENDER

                 SECTION 8.01. SURRENDER. The Ground Lessee shall, at the end of the Ground Lease Term or upon any termination of this Ground Lease at any other time, deliver up and surrender the Site to the Ground Lessor free and clear of any Liens created by or consented to by the Ground Lessee (except for Liens of the type described in clauses (i), (iii), (iv) and (v) of Section 12.1(a) of the Lease) and in compliance with material applicable Legal Requirements; provided, however, that the Ground Lessee shall have no obligation to comply with any applicable Legal Requirement that pertains to a condition of the Site or the improvements thereon or with the use or occupancy of the Site or the improvements thereon which existed on the Lease Conversion Date (unless (i) the Site and such improvements, in the absence of such compliance and assuming such improvements remain unused and unoccupied, would constitute a clear and present danger to health or safety or (ii) any removal by the Ground Lessee of building systems or other portions of the Building shall have caused material structural damage to the Building).


                                   ARTICLE IX

                             ASSIGNMENT; SUBLETTING

                 SECTION 9.01. BY THE GROUND LESSOR. The Ground Lessor may sell or assign its fee simple title to the Site, in each case subject and subordinate to this Ground Lease and the other Operative Agreements to which the Ground Lessor is a party or which encumber the Site, to any Person and assign its rights and delegate its obligations under this Ground Lease to such Person without the consent of the Ground Lessee; provided, that such sale or assignment is permitted under the Participation Agreement and any other Operative Document. Before any such sale or assignment shall become effective, the Ground Lessor shall provide the Ground Lessee with the following:

                 (A) a representation and warranty by such Person that this Ground Lease and, prior to the Lease Conversion Date, any other Operative Agreements to which the Ground Lessor is a party will, upon the consummation of the sale or assignment, be the valid, legal and binding obligations of such Person; and

                 (B) an opinion of counsel (which counsel may be an employee of such Person or an Affiliate thereof), addressed to the Ground Lessee, in form and substance reasonably satisfactory to each of the Ground Lessee and any Leasehold Mortgagee, that (i) such Person is a corporation or other legal entity in good standing in the state of its incorporation or formation and is qualified to do business in the State of Hawaii and (ii) this Ground Lease and, prior to the Lease Conversion Date, any other Operative Agreements to which the Ground Lessor is a party will, upon the consummation of the sale or assignment, be the valid, legal and binding obligations of such Person.

                 After the Lease Conversion Date, subject to the provisions of the Restated Ground Lease, the Ground Lessor may grant a mortgage secured by its fee simple interest in the Site without the consent of the Ground Lessee, but subject and subordinate in any case to this Ground Lease and any other Operative Agreements to which the Ground Lessor is a party.

                 SECTION 9.02. BY THE GROUND LESSEE. At any time, from time to time, during the Ground Lease Term, the Ground Lessee, in addition to its rights under Article X, may mortgage, assign or pledge this Ground Lease, in whole or in part, to the Trustee or sublet the Site, in whole or in part, to any Person subject to the Lease, so long as the same shall be in effect; provided that such mortgage, assignment or pledge is permitted under the Participation Agreement or any other Operative Agreement. Before any such sublet or assignment shall become effective, the Ground Lessee shall provide the Ground Lessor with the following:

                 (A) a representation and warranty by such Person that this Ground Lease and prior to the Lease Conversion Date, any other Operative Agreements to which the Ground Lessee is a party will, upon the assignment, be the valid, legal and binding obligations of such Person; and

                 (B) an opinion of counsel (which counsel may be an employee of such Person or an Affiliate thereof), addressed to the Ground Lessor, in form and substance reasonably satisfactory to the Ground Lessor that this Ground Lease and prior to the Lease Conversion Date, any other Operative Agreements to which the Ground Lessee is a party will, upon the assignment, be the valid, legal and binding obligations of such Person.

                                   ARTICLE X

                                   FINANCING

                 SECTION 10.01. THE GROUND LESSEE'S RIGHT TO OBTAIN FINANCING. Prior to the Lease Conversion Date, the Ground Lessee may encumber its leasehold interest in the Site as set forth in Section 9.02 and Section 10.03. After the Lease Conversion Date, at any time and from time to time, the Ground Lessee may refinance the indebtedness secured by the Indenture in accordance with the provisions of the Restated Ground Lease.

                 SECTION 10.02. LIMITATIONS ON FINANCING. The Ground Lessee's rights to obtain such financing and refinancing shall be subject to the following conditions:

                 (a) No Ground Lessee's Default under this Ground Lease shall have occurred and be continuing.

                 (b) Any instrument evidencing such financing or refinancing shall provide that the Ground Lessor shall not be liable for the payment of such indebtedness or the performance of any of the covenants contained in the documents securing payment thereof, and that in the event of default in payment or performance thereof, the holder of such indebtedness will not look to the Ground Lessor's interest in the Site for satisfaction of the indebtedness thereby secured.

                 SECTION 10.03. LEASEHOLD MORTGAGE; NO ASSUMPTION BY NOTEHOLDERS. The Ground Lessee may from time to time mortgage or otherwise encumber its leasehold interest in the Site and its interest in the Building (such a mortgage and related agreements (including the Indenture and the Mortgage) being collectively referred to as a "Leasehold Mortgage" and the holder of a Leasehold Mortgage (including the Trustee) a "Leasehold Mortgagee"), and, in connection therewith, assign this Ground Lease and the rents, issues and profits from the Site and the Building; provided, however, that during the time the Notes are outstanding, the Indenture shall be the only Leasehold Mortgage of its leasehold interest in the Site and its interest in the Building permitted under this Ground Lease. Notwithstanding any other provision of this Ground Lease, any transfer of the Ground Lessee's leasehold interest in the Site and its interest in the Building pursuant to, or in lieu of, foreclosure (including a transfer ordered or authorized in a proceeding under the Bankruptcy Code) of a Leasehold Mortgage shall be permitted without the Ground Lessor's consent (any such transfer being hereinafter referred to as a "foreclosure"). Any Person who becomes the owner of the Ground Lessee's leasehold interest in the

Site and its interest in the Building through a foreclosure shall have no personal liability, direct or indirect, to the Ground Lessor for payment of any Ground Lease Rent (except as provided in clause (b)(i) of Section 10.05(b) or clause (i) of Section 10.06) or for satisfaction of any other claims based on events occurring prior to the date of such Person's acquisition of the Site and the Building, nor for conditions existing on or prior to the date of such Person's accession to title, and any such Person may thereafter assign this Ground Lease and transfer the Building with the prior written consent of Ground Lessor and shall be released from any and all obligations under this Ground Lease which arise after, or relate to any period following, the effective date of such assignment. If a Leasehold Mortgagee or its designee shall become the owner of the Building and a leasehold interest in the Site and if the Building shall have been or become materially damaged on, before or after the date such Leasehold Mortgagee or its designee acquires the Building and a leasehold interest in the Site, the Leasehold Mortgagee or its designee shall be obligated to repair or reconstruct the Building or raze the Building and clear the Site only to the extent that the cost of the repair or reconstruction or razing and clearing can be paid from the net insurance proceeds actually received by the Leasehold Mortgagee or its designee by reason of such damage.

                 SECTION 10.04. NOTIFICATION OF THE GROUND LESSOR. If the Ground Lessee shall grant a Leasehold Mortgage and shall provide the Ground Lessor with notice thereof specifying the name and address of the Leasehold Mortgagee, then the Ground Lessor, upon giving the Ground Lessee a notice of
(i) default, (ii) termination or proposed termination, (iii) a matter on which the Ground Lessor may claim or base a default, (iv) consent to an assignment or subletting or (v) any other matter which could materially and adversely affect the rights or obligations of the Ground Lessor or the Ground Lessee, shall at the same time also give such notice to the Leasehold Mortgagee or the notice given shall be deemed ineffective as to the Leasehold Mortgagee and the Ground Lessee. In the case of a default notice, such notice shall set forth with particularity those defaults being claimed at that time. The Ground Lessor hereby acknowledges notice of the Indenture and the Mortgage as a Leasehold Mortgage and the name and address of the Trustee as a Leasehold Mortgagee.

                 SECTION 10.05. RIGHTS OF HOLDERS OF INDEBTEDNESS. (a) A Leasehold Mortgagee shall have the right, but not any obligation, to perform any term, covenant, condition or agreement of this Ground Lease and to remedy any default by the Ground Lessee hereunder within the time limits set forth in this Ground Lease (and such additional time (x) as is reasonably required to cure any non-monetary Ground Lessee's Default which is capable of cure, proceeding with diligence and (y) if possession of the Building and a leasehold interest in the Site is required to cure such default, as is reasonably required to obtain possession of the Site and the Building and to cure such default) and the Ground Lessor will accept such performance.

                          (b)     Notwithstanding anything contained in this
Ground Lease to the contrary, the Ground Lessor hereby acknowledges and agrees for the sole benefit of the Trustee that the Ground Lessor will not be entitled to terminate this Ground Lease by reason of any Ground Lessee's Default for so long as any of the Notes secured by the Indenture is outstanding or until the Trustee has succeeded to the interest of the Ground Lessee in connection with the exercise of its rights under the Indenture. Without limiting the foregoing, if at any time a Ground Lessee's Default shall occur which would otherwise entitle the Ground Lessor to terminate this Ground Lease, the Ground Lessor shall have no right to terminate this Ground Lease unless, following the expiration of the period of time given the Ground Lessee to cure such default, the Ground Lessor shall give the Leasehold Mortgagee additional written notice of the Ground Lessee's Default and the Leasehold Mortgagee shall have 60 days following its receipt of such notice to remedy any such default (and such additional time (x) as is reasonably required to cure any non-monetary Ground Lessee's Default which is capable of cure, proceeding with diligence and (y) if possession of the Site and the Building is required to cure such default, as is reasonably required to obtain possession of the Site and the Building and to cure such default) and the Ground Lessor will accept such performance. In the event that the Leasehold Mortgagee fails to cure any Ground Lessee's Default in the manner or within the time period herein provided, the Ground Lessor shall provide the Leasehold Mortgagee with written notice of the Ground Lessor's intent to terminate this Ground Lease at least 60-days in advance of the proposed effective date of such termination. The Leasehold Mortgagee, in addition to its right as described above to cure defaults by the Ground Lessee, shall have the right to postpone the date on which this Ground Lease would terminate as a result of the Ground Lessee's default in accordance with said notice by (a) giving Ground Lessor written notice within such 60-day period of the Leasehold Mortgagee's election to postpone the date on which the Ground Lease would terminate, and (b) proceeding with due diligence (i) to cure all defaults, if any, from the date of the Ground Lessee's Default then existing which may be cured by the payment of a sum of money (other than obligations of the Ground Lessee to satisfy or otherwise discharge any Lien against the premises junior in priority to the Lien of the Leasehold Mortgage held by such Leasehold Mortgagee), (ii) to initiate and pursue steps to acquire the Site and the Building by foreclosure of its Leasehold Mortgage or otherwise and (iii) after obtaining possession of the Site and the Building, to cure any other then existing default of the Ground Lessee susceptible of being cured by the Leasehold Mortgagee from the date of the Ground Lessee's Default. In the case of a default which is personal to the Ground Lessee and which cannot be cured by the Leasehold Mortgagee, the Ground Lessor's right to terminate this Ground Lease on account thereof shall be deemed to be waived so long as all other defaults are cured by the Leasehold Mortgagee as provided in this Ground Lease.

                 SECTION 10.06. NEW LEASE WITH NOTEHOLDERS UPON TERMINATION.
If within 60 days (as such period may be extended while diligent efforts to cure are proceeding) following Leasehold Mortgagee's receipt of notice pursuant to Section 11.05 of the Ground Lessor's intention to terminate this Ground Lease, the Leasehold Mortgagee shall deliver to the Ground Lessor a written request for a new ground lease of the Site, then the Ground Lessor shall promptly enter into a new ground lease of the Site with such Leasehold Mortgagee or its designee effective as of the date of actual termination of Ground Lessee's rights under this Ground Lease on the same terms as this Ground Lease, provided, that (i) the Ground Lessor receives, at or prior to the execution of such new ground lease, payment of any Ground Lease Rent due from the date of the Ground Lessee's Default to the date of the delivery of the new ground lease (to the extent any such Ground Lease Rent would be due if this Ground Lease were not terminated and after offsetting an amount equal to any income derived by the Ground Lessor from the operation of the Building or other improvements located on the Site during the period prior to execution of the new ground lease), and (ii) the Ground Lessor receives an undertaking in writing that, promptly following the delivery of the new ground lease, such Leasehold Mortgagee or its designee will perform or cause to be performed all of the other covenants and agreements contained in this Ground Lease on the Ground Lessee's part to be performed from the date of the Ground Lessee's Default (except to the extent (i) the Ground Lessee shall have performed the same prior to the date of delivery of such new ground lease, (ii) performance is not required pursuant to clause (b)(i) of the fourth sentence of the fifth sentence of Section 10.05 hereof or (iii) such covenants and agreements cannot reasonably, with the exercise of due diligence, be performed by such Leasehold Mortgage or its designee). A new ground lease shall (a) be effective as of the date of the termination of the Ground Lessee's rights under this Ground Lease as such remainder existed immediately prior to termination, (b) require the same Ground Lease Rent and other charges to be paid as were payable under this Ground Lease, (c) include the same terms, covenants, conditions and agreements as are contained in this Ground Lease (as modified hereby), (d) have the same priority as this Ground Lease (including priority over any mortgage or other Lien on the fee title to the Site), and (e) provide that the ground lessee under such any ground lease shall be liable to perform the obligations imposed on the ground lessee by such new ground lease only during the time period that such party is the ground lessee of the Site. In the event that the Leasehold Mortgagee fails to provide a written response to the Ground Lessor's notice of intent to terminate this Ground Lease or sign and deliver the new ground lease tendered by the Ground Lessor as provided for in this Section 10.06 within the applicable 60-day period, this Ground Lease shall terminate on the date provided for in the Ground Lessor's notice of intent to terminate. Notwithstanding anything to the contrary contained herein, the Ground Lessor acknowledges and agrees that the Ground Lessor shall, without further request, notice or action by the Trustee, grant to the Leasehold Mortgagee a new ground lease if the Ground Lessee rejects this Ground Lease under Section 365 of the Bankruptcy Code in a bankruptcy of the Ground Lessee.

                 SECTION 10.07. CONSENT TO MODIFICATION. It is understood and agreed by the parties hereto that any waiver, consent, alteration, modification, amendment, supplement or termination of or in respect of this Ground Lease that requires the consent of the Trustee or any or all Noteholders (in each case as provided in the Indenture) shall not be effective unless and until such consent shall have been obtained as provided in, and in accordance with the provisions of, the Indenture. With respect to any Leasehold Mortgagee other than the Trustee, the Ground Lessor will not accept any surrender, agree to the cancellation, or enter into any modification, of this Ground Lease without the prior written consent thereto of any Leasehold Mortgagee of which the Ground Lessor has been given notice by the Ground Lessee. Without limiting the generality of the foregoing, no termination under Section 365(h) of the Bankruptcy Code shall be effective against the Leasehold Mortgagee without the prior written consent of the Leasehold Mortgagee.


                                   ARTICLE XI

                                    REMEDIES

                 SECTION 11.01. DEFAULT BY THE GROUND LESSEE. Upon the occurrence of a Ground Lessee's Default, and following the expiration of all applicable notice, grace and cure periods, the Ground Lessor shall have only the following rights, exercisable any time thereafter so long as such Ground Lessee's Default remains uncured (the Ground Lessor expressly agrees that the rights enumerated in this Section 11.01 shall constitute the sole remedies of the Ground Lessor and hereby waives the benefit of, and covenants not to exercise, any other right or remedy that may be available to the Ground Lessor at law, in equity, or otherwise):

                 (a) To enforce, by all proper, equitable and legal suits and other means, its rights hereunder, including, but not limited to, the collection of Ground Lease Rent, without reentering or resuming possession of the Site and without terminating this Ground Lease;

                 (b) To cure any default by the Ground Lessee and recover any sums so expended, which sums shall constitute Additional Rental, or

                 (c) Subject to the rights of the Leasehold Mortgagee under Article X, to terminate this Ground Lease and all of the Ground Lessee's rights hereunder, and to enforce such termination by an action in ejectment, or similar legal action, and to have such other rights and remedies as are provided for in the Restated Ground Lease.

                 SECTION 11.02. DEFAULT BY THE GROUND LESSOR. Upon the occurrence of a Ground Lessor's Default, and following the expiration of all applicable notice, grace and cure periods, the Ground Lessee shall be entitled to cure such default and recover any sums so reasonably expended, together with interest thereon from the date expended at a rate per annum equal to the Default Rate directly from the Ground Lessor, and to seek injunctive or other equitable relief and to exercise any remedy, including, without limitation, the right of offset provided hereunder; provided, however, that, except as otherwise expressly provided herein, it is expressly agreed that the rights enumerated in this Section 11.02 shall be the Ground Lessee's sole remedies and the Ground Lessee hereby waives the benefit of, and covenants not to exercise, any other right or remedy which may be available to the Ground Lessee at law or in equity.

                 SECTION 11.03. NO WAIVER. No waiver by the Ground Lessor or the Ground Lessee of any default or breach of any covenant, condition or stipulation herein contained shall be treated as a waiver of any subsequent default or breach of the same or any other covenant, condition or stipulation hereof.

                 SECTION 11.04. FORCE MAJEURE. It is expressly understood and agreed that if the curing of any Ground Lessor's Default or any Ground Lessee's Default (other than failure to pay Ground Lease Rent), or the performance of any other covenant, agreement, obligation or undertaking herein contained is delayed by reason of war, riot or civil commotion, acts of God, governmental restrictions or regulations, fire or other casualty, strikes, shortages of labor or material or any circumstances beyond the control of the party obligated or permitted under the terms hereof to do or perform the same, regardless of whether or not any such circumstance is similar to any of those enumerated above, the Ground Lessee or the Ground Lessor, as the case may be, shall be excused from doing or performing the same during such period of delay.


                                  ARTICLE XII

                                   WARRANTIES

                 SECTION 12.01. QUIET ENJOYMENT. The Ground Lessor hereby warrants to the Ground Lessee that the peaceable possession, use and enjoyment of the Site shall not be disturbed by the Ground Lessor or any other Person claiming by or through the Ground Lessor or acting at the direction of the Ground Lessor.

                 SECTION 12.02. INDEMNITY. The Ground Lessor shall indemnify and hold harmless the Ground Lessee against any violation of the warranty set forth in Section 12.01. From and after the Lease Conversion Date, and except as otherwise provided herein, the Ground Lessee covenants and agrees to abide by, perform, satisfy and otherwise fulfill all of the duties and obligations with respect to the leasehold interest in the Site which are created or arise under applicable Legal Requirements and any encumbrance affecting title to the leasehold interest in the Site to which the Ground Lessee shall have specifically consented in writing.

                 SECTION 12.03. COVENANTS OF THE GROUND LESSOR. The Ground Lessor hereby covenants and agrees with the Ground Lessee that during the Ground Lease Term, the Ground Lessor shall not take or omit to take any action that will cause the Ground Lessee's ownership, use or occupancy of the Building or use and occupancy of the Site to violate applicable Legal Requirements.


                                  ARTICLE XIII

                                   NET LEASE

                 SECTION 13.01. NET LEASE. This is a net lease and all costs of maintenance and repair to the Site and insurance required hereunder shall be at the sole cost and expense of the Ground Lessee; and (except for damages caused by the Ground Lessor or any of its agents, servants or employees) the Ground Lessor shall not be obligated to make any improvements, repairs, alterations, additions or replacements whatsoever to the Building or to the Site.


                                  ARTICLE XIV

                               LIMITED LIABILITY

                 SECTION 14.01. LIMITED LIABILITY. The Ground Lessee shall have no personal or corporate liability for the payment of monies or the performance of any of its covenants or obligations herein contained, except to the extent
(i) of its interest in the Site, and (ii) that the Ground Lessee shall have personal and corporate liability the extent of the actual receipt of funds, money or proceeds from any policy of insurance, condemnation award or similar circumstance associated with the Site and the Building.

                                   ARTICLE XV

                                 MISCELLANEOUS

                 SECTION 15.01. NO AGENCY OR PARTNERSHIP. Nothing herein contained shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that no provision contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship between the parties hereto other than the relationship of ground lessor and ground lessee.

                 SECTION 15.02. ESTOPPEL CERTIFICATES.

                          (a)     The Ground Lessee agrees, at any time and
from time to time, upon not less than 30 days' prior written notice from the Ground Lessor, to execute, acknowledge and deliver to the Ground Lessor a statement in writing (i) certifying that this Ground Lease is unmodified and in full force and effect (or if there have been modifications, that this Ground Lease is in full force and effect as modified and stating the modifications hereto); (ii) stating the dates to which the Ground Lease Rent and other charges hereunder have been paid by the Ground Lessee; and (iii) stating the address to which notices to the Ground Lessee shall be sent. Prior to the commencement of, or during the Ground Lease Term, the Ground Lessor shall, if requested by the Ground Lessee, deliver an estoppel certificate, in the substance and form described above, relative to the status of this Ground Lease and any underlying first mortgage.

                          (b)     The Ground Lessor agrees, at any time and
from time to time, upon not less than 30 days' prior written notice from the Ground Lessee, to execute, acknowledge and deliver to the Ground Lessee a statement in writing (i) certifying that this Ground Lease is unmodified and in full force and effect (or if there have been modifications, that this Ground Lease is in full force and effect as modified and stating the modifications hereto); (ii) stating the dates to which the Basic Ground Lease Rent and other charges hereunder have been paid by the Ground Lessee; (iii) stating whether or not the Ground Lessor has knowledge that the Ground Lessee is in default in the performance of any covenant, agreement or condition contained in this Ground Lease, and, if the Ground Lessor has knowledge of such a default, specifying each such default; and (iv) stating the address to which notices to the Ground Lessor shall be sent. If so requested by the Ground Lessee, the Ground Lessor shall also address such estoppel certificates to lenders, partners, investors or others with a bona fide business purpose requesting the same.

                 SECTION 15.03. HEADINGS. The division of this Ground Lease into sections, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Ground Lease.

                 SECTION 15.04. NOTICE.  All communications, declarations,
demands   and notices provided for in this Ground Lease shall be in writing and shall be given in person or by means of telecopy, or other wire transmission, or mailed by registered or certified mail, or sent by courier, addressed as provided in the Participation Agreement. All such communications, declarations, demands and notices given in such manner shall be effective on the date of receipt. Each party's initial address for delivery of any notice is designated in the Participation Agreement, but any party from time to time may designate a different address for delivery of any notice by delivering to the other party notice of such different address as provided herein.

                 SECTION 15.05. GOVERNING LAW. This Ground Lease shall be governed by and construed in accordance with the laws of the State of Hawaii without regard to conflicts of laws principles.

                 SECTION 15.06. SEVERABILITY OF PROVISIONS. Any provision of this Ground Lease that may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable Legal Requirements, the Ground Lessee and the Ground Lessor hereby waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

                 SECTION 15.07. AMENDMENT; EXPANSION OF SITE. The provisions of this Ground Lease may not be waived, altered, modified, amended, supplemented or terminated in any manner whatsoever except by written instrument signed by the Ground Lessor and the Ground Lessee.

                 SECTION 15.08. MULTIPLE COUNTERPARTS. This Ground Lease may be executed in a number of identical counterparts, each of which constitutes an original, but all of which together shall constitute one and the same agreement; provided, however, that in making proof of this Ground Lease, it shall not be necessary for any party hereto to produce or account for more than one such counterpart.

                 SECTION 15.09. SUCCESSORS AND ASSIGNS. This Lease shall be binding upon and inure to the benefit of the Ground Lessor and the Ground Lessee, and their respective permitted successors and permitted assigns except as otherwise limited or specifically qualified in this Ground Lease. For purposes of this Ground Lease, any action by either Ground Lessor shall lawfully bind the other Ground Lessor and third parties shall be entitled to rely thereon.

                 SECTION 15.10. ATTORNEYS' FEES. In the event of any action or proceeding brought by either party under this Ground Lease against the other party, the prevailing party in such action or proceeding shall be entitled to recover from the other party all costs or expenses (including reasonable attorneys' fees) incurred by reason of such action or proceeding.

                 SECTION 15.11. ATTORNMENT AND NON-DISTURBANCE AGREEMENTS.
From time to time at the request of the Ground Lessee, the Ground Lessor shall execute and deliver to the Ground Lessee for the benefit of any tenant in the Building attornment and non-disturbance agreements in form and substance reasonably satisfactory to the Ground Lessor under which the Ground Lessor, as applicable, shall agree to recognize the lease of any such tenant and to permit such tenant to remain in occupancy of its premises within the Building notwithstanding any default hereunder by the Ground Lessee, so long as such tenant is not in default under the lease covering its premises within the Building and the tenancy of such tenant does not extend beyond the Ground Lease Term (calculated without regard to terminations resulting from a Ground Lessee's Default). Any such agreement shall provide that such tenant is obligated to attorn to the Ground Lessor if this Ground Lease is terminated under the terms hereof and to recognize the Ground Lessor as the landlord under the lease with such tenant covering its premises within the Building. The issuance of any such agreement shall in no way release or diminish the Ground Lessee's duties and obligations under this Ground Lease. Notwithstanding the foregoing, this Section 15.11 does not apply to the Trustee under the Indenture.

                 SECTION 15.12. NON-MERGER. There shall be no merger of this Ground Lease, the leasehold interest in the Site or the Building with the fee estate in and to the Site by reason of the fact that this Ground Lease, the leasehold interest in the Site or the Building, or any interest in any of them, may at any time be held directly or indirectly by or for the account of any Person who shall own the fee estate in and to the Site, or any portion thereof, and no such merger shall occur unless and until all persons at the time having any interest in the fee estate and all persons having any interest in this Ground Lease, the leasehold estate, or the improvements to the Site, including the holder of any mortgage upon the fee estate in and to the Site, shall join in a written instrument effecting such merger.

                 SECTION 15.13. INSPECTION. Upon not less than five Business Days' notice to the Ground Lessee, the Ground Lessor and their authorized representatives shall have the right to inspect the Site (subject, in each event, to applicable Legal Requirements, applicable confidentiality understandings, then existing leases as to the Building, and the Ground Lessee's reasonable procedures) expense. Upon not less than five Business Days' notice to the Ground Lessee after the delivery of a notice of termination of this Ground Lease or within the last year of the Ground Lease Term, the Ground Lessor and its authorized representatives shall have the right (subject, in each event, to applicable Legal Requirements, applicable confidentiality understandings, then existing leases as to the Building, and the Ground Lessee's reasonable procedures), at their expense, to inspect the books and records of the Ground Lessee relating to the Building and the Site or the operation thereof and to make copies of and extracts therefrom (other than copies of and extracts from proprietary data and information).

                 SECTION 15.14. FURTHER ASSURANCES AND COOPERATION. The Ground Lessor and the Ground Lessee each agree to cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as the other party from time to time may reasonably request in order to carry out more effectively the intent and purposes of this Ground Lease. Upon request of the Ground Lessee, the Ground Lessor shall cooperate with the Ground Lessee in obtaining the valid and effective issuance or transfer or amendment, as the case may be, of all Governmental Approvals necessary or in the reasonable opinion of the Ground Lessee desirable for the ownership, operation and possession of the Site and the Building (or any property purported to be covered by this Ground Lease) by the Ground Lessee or any transferee, lessee or assignee thereof.

                 IN WITNESS WHEREOF, each of the parties hereto has caused this Ground Lease to be duly executed by an officer thereunto duly authorized as of the date and year first above written.


                                                 GROUND LESSOR

                                                 FIRST HAWAIIAN CENTER
                                                 LIMITED PARTNERSHIP, a Hawaii
                                                 limited partnership

                                                 By: FHB Properties, Inc.,
                                                   its general partner


                                                 By: /s/ Thomas P. Huber
                                                    --------------------------
                                                 Name:  Thomas P. Huber
                                                 Title:  Vice President


                                                 FH CENTER, INC., a Hawaii
                                                 corporation


                                                 By: /s/ Thomas P. Huber
                                                    --------------------------
                                                 Name:  Thomas P. Huber
                                                 Title:  Vice President

                                                 GROUND LESSEE

                                                 REFIRST, INC., a Delaware
                                                 corporation


                                                 By: /s/ Paul J. Bishop
                                                    --------------------------
                                                 Name:  Paul J. Bishop
                                                 Title:  President

                              EXHIBIT A OMITTED

                              EXHIBIT B OMITTED

                              EXHIBIT C OMITTED

                                                                       EXHIBIT D





    LAND COURT SYSTEM                 REGULAR SYSTEM

Return by Mail ( ) Pickup ( X ) Phone: 521-9200 To:


                       AMENDED AND RESTATED GROUND LEASE


                  THIS INDENTURE OF LEASE ("Ground Lease") is dated as of _____________________, _________, by and between FIRST HAWAIIAN CENTER LIMITED PARTNERSHIP, a Hawaii limited partnership (the "Partnership"), and FH CENTER, INC., a Hawaii corporation ("Center"), both having their principal places of business and post office addresses at First Hawaiian Tower, 1132 Bishop
Street, 25th Floor, Honolulu, Hawaii 96813, hereinafter collectively called the "Ground Lessor", and REFIRST, INC., a Delaware corporation, with principal place of business and post office address at 1900 Indian Wood Circle, Maumee, Ohio 43537, hereinafter called the "Ground Lessee",

                                   BACKGROUND

              1. The Partnership is the owner of the property described in Exhibit "A" attached hereto and made a part hereof, and Center is the owner of the property described in Exhibit "B" attached hereto and made a part hereof (hereafter collectively called the "Site"), together with the building and other improvements thereon.

              2. The Ground Lessee has caused to be constructed upon the Site a high rise office building known as "First Hawaiian Center" (the "Building").

              3. This Ground Lease amends and restates the Ground Lease, dated as of December 1, 1993, by and between the Partnership, the Center and Ground Lessee (the "Original Ground Lease").


                                  GROUND LEASE

              SECTION 1 GRANTING CLAUSE

              1.1     DEMISE.        In consideration of the rent hereinafter
reserved and of the covenants herein contained and on the part of the Ground Lessee to be observed and performed and upon and subject to the terms and conditions hereinafter set forth, the Ground Lessor hereby demise and lease to the Ground Lessee, and the Ground Lessee hereby leases from the Ground Lessor all of the Site described in Exhibits "A" and "B" attached hereto and made a part hereof for every purpose;

                      TO HAVE AND TO HOLD THE SAME, together with all buildings, fixtures and other improvements hereafter constructed on the Site, and all tenements, rights, easements, privileges and appurtenances thereon or thereunto belonging or appertaining, or held and enjoyed therewith, unto the Ground Lessee, for the term hereinafter get forth.

                      SUBJECT to the encumbrances (the "Encumbrances") described in Exhibits "A" and "B".

              1.2     CONDITION OF THE SITE.     The Ground Lessee is renting
the Site without representation, warranty or covenant, expressed or implied, by the Ground Lessor, except as set out in this Ground Lease, and subject to any state of facts which an accurate survey or physical inspection might show. Except as expressly set out in this Ground Lease, Ground Lessor has not made nor shall be deemed to have made any representation or warranty, express or implied, nor shall be deemed to have any liability whatsoever as to the value, habitability, use, condition, design, operation or fitness for use of the Site (or any part thereof), or any other representation or warranty whatsoever, express or implied, with respect to the Site (or any part thereof) and the Ground Lessor shall not be liable for any latent, hidden, or patent defect therein or the failure of the Site or any part thereof, to comply with any legal requirement applicable to the Site or Ground Lessee's use thereof.

              SECTION 2 TERM. The term of this Ground Lease (together with the term of the Original Ground Lease) shall be for a period of ninety-nine (99) years, from December 1, 1993 (the "Original Commencement Date"), to and including December 1, 2092, unless such term is extended or sooner terminated as hereinafter provided (the "Term"). The date of this Ground Lease is referred to herein as the "Commencement Date." Each one-year period from the anniversary of the Original Commencement Date is referred to as a "Ground Lease Year."

              SECTION  3  RENT.

              3.1     BASIC RENT.   The  Ground  Lessee  hereby covenants and
agrees to pay, over and above all other charges herein set forth, from and after the Commencement Date, annual rental during each Ground Lease Year as follows: (a) for each of the first ten Ground Lease Years and for so long thereafter as the Lease Agreement dated as of December 1, 1993 between the Ground Lessee, as lessor, and First Hawaiian Bank, as lessee (the "Bank Lease") is outstanding, an amount equal to $0; (b) for the eleventh through the twentieth Ground Lease Years (so long as the Bank Lease is not in effect) an amount equal to the product of $4,080,000 multiplied by the percentage increase in the Consumer Price Index for Honolulu, Hawaii from the Original Commencement Date to the commencement of the eleventh Ground Lease Year; (c) for each ten Ground Lease Years thereafter (so long as the Bank Lease is not in effect) an amount equal to the product of (i) the fair market value in fee simple of the Site (exclusive of improvements) as of the commencement of such ten Ground Lease Years and (ii) the prevailing annual rate of return, as of the commencement of such ten Ground Lease Years, on land of similar use and location on the Island of Oahu; PROVIDED, HOWEVER, that if the Ground Lessor and the Ground Lessee are unable to agree upon such fair market value or such prevailing annual rate of return or both, the same shall be determined by an appraiser or appraisers appointed as hereinafter provided, who shall ascertain the fair market value in fee simple of the Site (exclusive of any improvements and as if unencumbered by any lease), or the prevailing annual rate of return on land of similar use and location on the Island of Oahu, or both, as of the commencement of such ten Ground Lease Years for which rent is sought to be determined. Such rent, whether determined by agreement or appraisal, shall in no event be less than the annual rent payable during the immediately preceding ten Ground Lease Year period. Such annual rent shall be payable in equal monthly installments in advance on the first day of each month. Each subsequent ten Ground Lease Years after November 30, 2003 shall hereafter be referred to as a "Subsequent Rental Period."

              3.2 APPRAISAL. (a) If the Ground Lessor and the Ground Lessee are unable to agree upon the fair market value of the Site or upon the prevailing annual rate of return on land of similar use and location on the Island of Oahu, or both, at least ninety (90) days prior to the commencement of a Subsequent Rental Period, then either party may give to the other written notice of a desire to have such fair market value, or such prevailing annual rate of return, or both, determined by appraisal. If the parties agree upon a single appraiser, such appraiser shall determine such fair market value or such prevailing rate of return, or both, and his decision shall be final, conclusive and binding upon both parties, subject to the minimum limitations stated above. If the parties fail to agree upon a single appraiser, Ground Lessor and Ground Lessee shall each promptly appoint an appraiser and such appraisers shall perform the appraisal required hereunder, provided that if either Ground Lessor or Ground Lessee fail to appoint an appraiser by the end of the ten (10) day period following the appointment of an appraiser by the other, then the appraiser appointed by one party shall alone perform such appraisal. The appraisers shall render their appraisals in writing within thirty (30) days after their appointment and shall deliver counterpart copies thereof to Ground Lessor and Ground Lessee. The fair market value of the Site or the prevailing annual rate of return, or both, shall be deemed to be the average of the two figures reported by the two appraisers appointed pursuant to this Section 3.2; provided, however, that in the event the larger of such figures for fair market value or prevailing rate of return is greater than one hundred and five percent (105%) of the smaller of such figures, the two appraisers so appointed shall appoint a third appraiser within ten (10) days of notice by either Ground Lessee or Ground Lessor that such appointment is necessary and an appraisal shall be made by such third appraiser within thirty (30) days of the appointment of the third appraiser. If the two appraisers appointed by Ground Lessor and Ground Lessee shall be unable to agree on a third appraiser, either party hereto may apply to a court of competent jurisdiction to make such appointment. In the event a third appraiser is so appointed, the fair market value of the Site or prevailing rate of return, as applicable, shall be deemed to be the average of the two greatest figures reported by the three appraisers appointed pursuant to this Section 3.2. All appraisers appointed pursuant to this Section 3.2 shall be members in good standing of the American Institute of Real Estate Appraisers (or any successor organization thereto). Ground Lessee and Ground Lessor shall each be responsible for the aggregate cost of the appraisals delivered hereunder.

                           (b)    In determining fair market value in fee
simple of the Site, the appraisers shall assume for purposes of their appraisal that the Site, enhanced by street and road improvements, contributing benefits, betterments and other related economic influences and value factors, are vacant of all buildings, unencumbered by lease or the subsistence of any right to or interest in the Site in a person other than the Ground Lessor, and available for immediate development and utilization to the use then being made of the Site by the Ground Lessee. Subject to the foregoing provisions, the process or method of appraisal shall be that receiving general acceptance among competent, experienced and recognized appraisers in the field of real estate valuation in the State of Hawaii.

                           (c)    If and whenever the fixing of such fair
market value, or such prevailing annual rate of return, or both, is being determined by appraisal, the Ground Lessee, pending the determination thereof, shall continue to pay the same rent which it had been paying during the last preceding Subsequent Rental Period and shall promptly pay the deficiency, if any, upon the conclusion of the appraisal process, plus interest at the rate of twelve percent (12%) per annum on the amount of such deficiency computed from the date or dates when the amount of such deficiency would have been payable but for the pendency of the appraisal process.

                 3.3     NET RENT; GENERAL EXCISE TAXES.   All of such rent
shall be net above taxes, assessments and charges of any kind otherwise payable by the Ground Lessee; and the Ground Lessee shall also pay (in addition to such rent, taxes, assessments and charges) an amount (presently 4.167% of each such payment) which when added to such rents and other payments shall yield to the Ground Lessor after deduction of all such tax payable by the Ground Lessor with respect to all such payments a net amount which the Ground Lessor would have realized from such payment had no such tax been imposed. It is the intent of this provisions and of the other provisions of this Ground Lease to insure that all amounts provided hereunder to be paid to the Ground Lessor by the Ground Lessee will be received by the Ground Lessor without diminution by any tax, assessment, charge or levy of any nature whatever, except any net income taxes, and the terms and conditions of this Ground Lease shall be liberally construed to effect such purpose.

                 SECTION 4 GROUND LESSOR'S COVENANTS. The Ground Lessor hereby covenants with the Ground Lessee that upon payment by the Ground Lessee of the rent as aforesaid, and upon the observance and performance of all of the terms, covenants and conditions and agreements herein contained and on the part of the Ground Lessee to be observed and performed, the Ground Lessee shall peaceably hold and enjoy the Site during the term of this Ground Lease without hindrance or interruption by the Ground Lessor or anyone lawfully or equitably claiming by, through or under it, except as in this Ground Lease expressly provided.

                 SECTION 5 GROUND LESSEE'S COVENANTS. The Ground Lessee, in consideration of the premises, hereby covenants and agrees with the Ground Lessor as follows:

                 5.1 PAYMENT OF RENT. The Ground Lessee will pay all of the rent and other charges herein reserved in lawful money of the United States of America to the Ground Lessor at the Ground Lessor's principal places of business in Honolulu, Hawaii, or at such other place and to such person or agent as the Ground Lessor shall designate by notice in writing to the Ground Lessee, in the manner and time aforesaid, without any deduction or set-off and without any other notice or demand.

                 5.2     PAYMENT OF IMPOSITIONS.

                         (a)  Except as described in the next sentence,
Impositions shall mean any and all liabilities, losses, expenses and costs of any kind whatsoever for fees, taxes, levies, imposts, duties, charges, assessments or withholdings ("Taxes") including (i) real and personal property taxes, including personal property taxes on any property covered by this Ground Lease that is classified by governmental authorities as personal property, and real estate or ad valorem taxes in the nature of property taxes; (ii) sales taxes, use taxes and other similar taxes (including rent taxes and intangibles taxes); (iii) the Hawaii General Excise Tax; (iv) real estate transfer taxes, conveyance taxes, stamp taxes and documentary recording taxes and fees; (v) taxes that are or are in the nature of franchise, income, value added and doing business taxes; and (vi) assessments on the Site and the Building, including all assessments for public improvements or benefits, whether or not such improvements are commenced or completed within the Term); and all interest and penalties thereon, which at any time prior to, during or with respect to the Term or in respect of any period for which Ground Lessee shall be obligated to pay any amounts due hereunder, may be levied, assessed or imposed by any Federal, State, city or local authority upon or with respect to (a) the Site and the Building or any part thereof; (b) the financing, refinancing, demolition, construction, substitution, subleasing, assignment, control, condition, occupancy, servicing, maintenance, repair, ownership, possession, activity conducted on, delivery, insuring, use, operation, improvement, transfer of title, return or other disposition of the Site and the Building or any part thereof; (c) indebtedness with respect to the Site and the Building or any part thereof; (d) the rentals, receipts or earnings arising from the Site;
(e) the income or other proceeds received with respect to the Site and the Building or any part thereof upon the sale or disposition thereof; or (f) any contract relating to the demolition, construction, acquisition or delivery of the Site or any part thereof.

                         The term "Imposition" shall not mean or include:

                                        (i)   Taxes and impositions that are
imposed on Ground Lessor or the Trustee (as defined in the Lease) by the United States federal government that are based on or measured by the net income (including taxes based on capital gains and minimum taxes) of either of them;

                                        (ii)   any  Tax or imposition to the
extent, but only to such extent, it relates to any act, event or omission that occurs after the termination of this Ground Lease (but not any tax or imposition that relates to any period prior to the termination of this Ground Lease);

                                        (iii)   any Tax or imposition for so
long as, but only for so long as, it is being contested in accordance with the provisions of this Ground Lease;

                                        (iv)   any  interest or penalties
imposed on the Ground Lessor as a result of the failure of the Ground Lessor to file any report timely and in the form prescribed by law or pay any tax or imposition, except to the extent such failure is a result of a breach by the Ground Lessee of its obligations hereunder; provided that this clause (iv) shall not apply if such interest or penalties arise as a result of a position taken (or requested to be taken) by the Ground Lessee in a contest controlled by Ground Lessee under Section 5.2(e) hereof.

                                        (v)   any Taxes or impositions imposed
on the Ground Lessor that are a result of the Ground Lessor not being considered a "United States person" as defined in Section 7701(a)(30) of the Code;

                                        (vi)   any Taxes or impositions that
are enacted or adopted by their express terms as a substitute for any tax that would not have been indemnified against pursuant to the terms of this Ground Lease;

                                        (vii)   any Taxes which are imposed as
a result of the gross negligence or wilful misconduct of the Ground Lessor itself (as opposed to gross negligence or wilful misconduct imputed to the Ground Lessor) or any of the Ground Lessor Affiliates, but not taxes as a result of ordinary negligence of the Ground Lessor of any of the Ground Lessor Affiliates;

                                        (viii)   any Taxes or impositions to
the extent that such taxes are actually reimbursed to the Ground Lessor by another person;

                                        (ix)   any Taxes or impositions imposed
upon the Ground Lessor with respect to any voluntary transfer, sale, financing or other voluntary disposition of any interest in the Site or any involuntary transfer of any of the foregoing interests resulting form the bankruptcy or insolvency of Ground Lessor (other than in connection with the existence of an event of default);

                                        (x)   any gift or inheritance taxes; or

                                        (xi)   any Taxes or impositions, to the
extent the Ground Lessor actually receive a credit (or otherwise has a reduction in a liability for taxes) in respect thereof against taxes that are not indemnified hereunder (but only to the extent such credit is not taken into account in calculating the indemnity payment on an After Tax Basis (as defined in the Lease).

Any Tax or imposition excluded from the defined term

"Imposition" in any one of the foregoing clauses (i) through (xi) shall not be construed as constituting an Imposition by any provision of any other of the aforementioned clauses.

                             (b)      The Ground Lessee shall pay or cause to
be paid and assume liability for all Impositions.

                             (c)      If any written claim is made against the
Site, the Building or the Ground Lessor, or if any proceeding is commenced against the Site, the Building or the Ground Lessor, in each case for any Impositions as to which the Ground Lessee has an obligation pursuant to this section, the Ground Lessor shall promptly notify the Ground Lessee. If the Ground Lessor obtains a refund of all or any part of any Imposition paid or reimbursed by the Ground Lessee, the Ground Lessor shall promptly pay to the Ground Lessee the amount of such refund net of reasonable expenses not already paid or reimbursed by the Ground Lessee.

                             (d)      Subject to the Ground Lessee's right to
contest Impositions set out below, the Ground Lessee shall pay or cause to be paid all Impositions for which it is liable under this section directly to the taxing authorities where feasible and otherwise to the Ground Lessor and the Ground Lessee shall, upon the Ground Lessor's reasonable request, furnish to the Ground Lessor copies of official receipts or other satisfactory proof evidencing such payment.

                                      In the case of Impositions for which the
Ground Lessee is liable pursuant to this Section 5.2 and for which no contest is conducted and which the Ground Lessee pays directly to the taxing authorities, the Ground Lessee shall pay such Impositions prior to the latest time permitted by the relevant taxing authority for timely payment. In the case of such Impositions for which the Ground Lessee reimburses the Ground Lessor, the Ground Lessee shall do so within thirty (30) days after receipt by the Ground Lessee of demand therefor. In the case of Impositions for which the Ground Lessee is liable pursuant to this section and for which a contest is conducted, the Ground Lessee shall pay such Impositions or reimburse the Ground Lessor for such Impositions, to the extent not previously paid or reimbursed, prior to the latest time permitted by the relevant taxing authority for timely payment after conclusion of all contests under this section.

                                      Impositions imposed with respect to the
Site and the Building for the initial and terminal years hereof shall be prorated on a daily basis as of the date of commencement and the date of termination of the term hereof, respectively. If any Imposition may, at the option of the taxpayer, lawfully be paid in installments, then, (i) if such Imposition is payable during the term of this Ground Lease, the Ground Lessee may exercise, or at the request of the Ground Lessee, the Ground Lessor shall exercise the option to pay the same in installments, and in such event the Ground Lessee shall pay only those installments that become due and payable during the term of this Ground Lease and (ii) if such Imposition is payable prior to the commencement of this Ground Lease, the Ground Lessor shall exercise the option to pay the same in installments, and in such event the Ground Lessor shall (subject to the Ground Lessor's right to contest the same in good faith by appropriate legal proceedings) pay only those installments that become due and payable prior to the commencement of this Ground Lease.

                             (e)      Nothing herein contained shall prevent
the Ground Lessee from contesting in good faith the amount or validity, or both, of any such Impositions by appropriate legal proceedings commenced before the same become delinquent, and the Ground Lessor, if legally required to do so, shall join in such proceedings, on condition, however, that such proceedings shall not operate to cause the sale of the Site or of the improvements thereon or any part thereof to satisfy any such Imposition, and on further condition that the Ground Lessee shall pay on demand any reasonable costs or attorneys' fees incurred by the Ground Lessor in any such proceedings, and on further condition that if all or part of any such Imposition, the amount or validity of which shall have been so contested, shall finally be determined by any court or other governmental authority of competent jurisdiction to be lawfully charged, assessed, imposed, due or payable, the Ground Lessee will promptly pay the same, together with any interest, penalty or fine resulting from any such contest by the Ground Lessee.

                             (f)      If the Ground Lessee shall fail to pay
any such Imposition as herein provided, the Ground Lessor may at any time after the same become due pay the same, together with any interest, penalties, fines and costs accrued thereon or imposed in connection therewith, and the Ground Lessee will repay to the Ground Lessor, upon demand, the full amount so paid by the Ground Lessor.

                 5.3 UTILITY CHARGES. The Ground Lessee will pay or cause to be paid directly, before the same become delinquent, all charges, duties, rates and other outgoings of every description to which the Site or any part thereof or any improvements thereon, or the Ground Lessor or the Ground Lessee in respect thereof, may during the term be assessed or become liable for electricity, gas, refuse collection, telephone, sewage disposal, water, cable television or any other utilities or services or any connections or meters therefor, whether assessed to or payable by the Ground Lessor or the Ground Lessee.

                 5.4 IMPROVEMENTS REQUIRED BY LAW. The Ground Lessee will, at the Ground Lessee's own expense, during the entire term, make, build, maintain and repair all fences, walls, sewers, drains, roads, curbs and sidewalks which may be required by law to be made, built, maintained and repaired upon or adjoining or in connection with or for the use of the Site, the Building or any part thereof, in the same manner as would be required of the Ground Lessee if the Ground Lessee were the owner in fee simple of the lands demised hereunder.

                 5.5 USE OF SITE. The Ground Lessee may use the Site for any lawful purpose, including, without limitation, the construction, maintenance and operation thereon of an office building.

                 5.6 CONSTRUCTION OF IMPROVEMENTS. The Ground Lessee, without cost to the Ground Lessor, may at any time and from time to time after completion of the Building, make or cause to be made further alterations, renovations, improvements and additions to the Building or any part thereof and substitutions and replacements therefor (collectively, the "Modifications"); PROVIDED, HOWEVER, that (i) the Modification shall be done expeditiously and in a good and workmanlike manner; and (ii) the Ground Lessee shall comply with all legal and insurance requirements applicable to the Modification, including the obtaining of all permits and certificates of occupancy.

                 5.7 LIENS AND ENCUMBRANCES. The Ground Lessee will keep the Site free of any mechanics' or materialmen's liens and any attachment, execution or judgment liens, and any charge or encumbrance whatsoever. Should any such lien, charge or encumbrance or notice thereof be recorded against or attach to the Site, or any part thereof, or any interest therein, then, unless the Ground Lessee shall elect to contest the validity of the same or the amount of the claim in respect of which the same shall have been recorded as provided below, the Ground Lessee will immediately pay off the same and cause the same to be satisfied and discharged of record. If the Ground Lessee shall not elect to contest in a timely manner the validity of the same or the amount of the claim in respect of which the same shall have been recorded and shall not pay off the same and cause it to be satisfied and discharged of record promptly, the Ground Lessor may, at the Ground Lessor's option, pay off the same, and any amount so paid by the Ground Lessor shall thereupon be and become immediately due and payable by the Ground Lessee to the Ground Lessor; PROVIDED, HOWEVER, that the Ground Lessee will have the right to contest the amount or validity of any such lien, charge or encumbrance or of the claim in respect of which the same shall have been recorded by appropriate legal proceedings, and the Ground Lessor, if legally required to do so, will join in such proceedings, on condition, however, that such proceedings shall not operate to cause the sale of the Site or the improvements thereon, or any part thereof, to satisfy any such lien, charge or encumbrance, and on further condition that the Ground Lessee shall pay all reasonable costs and attorneys' fees incurred by the Ground Lessor in any such legal proceedings, and on further condition that if all or any part of such lien, charge or encumbrance, or claim in respect of which the same shall have been recorded, the amount or validity of which shall have been go contested, shall be finally determined by any court, or any other governmental authority of competent jurisdiction, to be lawful or valid, the Ground Lessee shall promptly pay the same, together with any interest, penalty or fine resulting from such contest by the Ground Lessee and shall promptly cause the same to be satisfied and discharged of record.

                 5.8       INDEMNITY.   The Ground Lessee, as a material part
of the consideration to the Ground Lessor for this Ground Lease, will and does hereby assume all risk of bodily injury, wrongful death and/or property damage, business interruption or economic loss occasioned by any accident, fire or nuisance made or suffered in the Site or the Building or resulting from any failure on the part of the Ground Lessee to maintain the Site or the Building in a safe condition, and the Ground Lessee hereby waives on its own behalf, and on behalf of its agents, employees, contractors, invitees, customers, sublessees and licensees (herein collectively called the "Ground Lessee's Affiliates"), all claims in respect thereof against the Ground Lessor and the Ground Lessor's officers, directors, partners, trustees, employees, agents, licensees, contractors and invitees (herein collectively called the "Ground Lessor's Affiliates"), and acknowledges that this assumption of risk by the Ground Lessee has been bargained for in determining rent and other obligations of the Ground Lessee under this Ground Lease. The Ground Lessee hereby agrees to indemnify and save harmless the Ground Lessor and the Ground Lessor's Affiliates from and against any and all claims for bodily injury, wrongful death and/or property damage, business interruption and economic loss by any person (including without limiting the generality of said term, the Ground Lessee's Affiliates and the Ground Lessor's Affiliates) arising out of, caused by, occasioned by or resulting from any accident, fire or nuisance in the Site and the Building, or the Ground Lessee's failure to maintain the Site and the Building, except where such injury, death or loss is caused by the willful act or gross neglect of the Ground Lessor or the Ground Lessor's Affiliates. The Ground Lessee further agrees to indemnify and save harmless the Ground Lessor, and the Ground Lessor's Affiliates, from and against any and all liability, loss, costs, charges, fines, penalties, obligations or expenses of whatsoever nature in connection with any and all claims by or on behalf of any person or persons, firm or firms, corporation or corporations, arising from the conduct or management of any work or thing whatsoever done by the Ground Lessee or the Ground Lessee's Affiliates in or about the Site and the Building, or from any transactions of Ground Lessee concerning the Site and the Building, and will further indemnify and save the Ground Lessor and the Ground Lessor's Affiliates harmless from any and all claims arising from any breach or default on the part of the Ground Lessee in the performance of any covenants or agreement on the part of the Ground Lessee to be performed pursuant to the terms of this Ground Lease, or arising from any act or negligence of the Ground Lessee or the Ground Lessee's Affiliates for all costs, attorneys' fees, expenses and liabilities incurred in connection with any such claim or any action or proceeding brought thereon. The Ground Lessee further agrees that in case of any claim, demand, proceeding, action or cause of action, threatened or actual, against the Ground Lessor or the Ground Lessor's Affiliates, the Ground Lessee, upon the written request of the Ground Lessor or any of the Ground Lessor's Affiliates, shall defend the Ground Lessor and the Ground Lessor's Affiliates at the Ground Lessee's expense by counsel satisfactory to the Ground Lessor or Ground Lessor's Affiliates, as the case may be. If the Ground Lessor or any of the Ground Lessor's Affiliates does not request such defense or the Ground Lessee does not provide such defense, then the Ground Lessee will reimburse the Ground Lessor and the Ground Lessor's Affiliates as aforesaid, and agrees to cooperate with the Ground Lessor and the Ground Lessor's Affiliates in such defense, including, but not limited to, by providing affidavits and testimony upon request of the Ground Lessor or the Ground Lessor's Affiliates.

                 5.9 ASSUMPTION OF RISK BY THE GROUND LESSEE. The Ground Lessee, as a material part of the consideration to the Ground Lessor for this Ground Lease, will and hereby does assume all risk of loss or damage to buildings, structures, improvements, machinery, equipment, fixtures, supplies, merchandise, and other property, by whomsoever owned, stored or placed in, upon or about the Site, and does hereby agree that the Ground Lessor shall not be responsible for loss or damage to any such property, unless caused by the willful act or gross neglect of the Ground Lessor or Ground Lessor's Affiliates, and the Ground Lessee waives all claims in respect thereof and acknowledges that this assumption of risk by the Ground Lessee has been bargained for in determining rent and other obligations of the Ground Lessee under this Ground Lease. The Ground Lessee hereby agrees to indemnify and save harmless the Ground Lessor and the Ground Lessor's Affiliates from and against any and all claims for such loss or damage, including claims for bodily injury, wrongful death, property damage, business interruption and/or economic loss, other than damage or loss caused by the willful act or gross neglect of the Ground Lessor and the Ground Lessor's Affiliates, or arising out of a defect which the Ground Lessor is required hereunder to repair and has failed to remedy within a reasonable time after having been given notice in writing thereof. Without prejudice to the generality of the foregoing, the Ground Lessor shall not be liable for loss or damage to any property entrusted to the Ground Lessor or the Ground Lessor's Affiliates nor for loss or damage to any property at any time stored or kept in the Site and the Building, either from rain or from any other water which may leak, issue or flow from any part of the Site and the Building, or from the pipes or plumbing of the same or from any other place or quarter, nor for any loss or damage to property in the Site and the Building caused by theft, or by accident involving escalators, or for damage or any character, including bodily injury, wrongful death, property damage, business interruption or economic loss arising out of defects of construction of the Building or any machinery, equipment, electrical wiring or facility therein or failure or breakdown thereof or from lack of repair or proper operation of the same or from any other cause unless the cause be a defect with the Ground Lessor is required hereunder to repair and the Ground Lessor shall have failed to remedy such defect within a reasonable time after written notice thereof.

                 5.10 REPAIR AND MAINTENANCE. The Ground Lessee will, at the Ground Lessee's own expense, from time to time and at all times during the term, keep all buildings, structures, fixtures and improvements hereafter constructed on the Site in good order, condition and repair, excepting reasonable wear and tear.

                 5.11 WASTE; OBSERVANCE OF LAWS. Subject to Ground Lessee's right to demolish the existing improvements on the Site, to construct the Building and to make Modifications as provided in Section 5.6 above, the Ground Lessee will not make or suffer any waste or strip and will not make or suffer any improper, offensive or unlawful use of the Site and the Building and will at all times during the term keep the Site and the Building in good order and in a strictly clean and sanitary condition. Subject to the terms of Section 5.2(e) relating to permitted contests, Ground Lessee will observe and comply with all laws, ordinances, rules and regulations now or hereafter made by any governmental authority for the time being applicable to or in connection with the Site or any improvement thereon or the use thereof.

                 5.12      HAZARD INSURANCE.

                           (a)  GENERAL REQUIREMENTS. (i) Ground Lessee shall
during the term of this Ground Lease, keep or cause to be kept, the buildings, fixtures and other improvements now situated or hereafter constructed on the Site continuously insured against loss or damage by fire and all other risks covered by an I.S.O. standard "broad" causes of loss form as filed with the Hawaii Insurance Commissioner or equivalent coverage in amounts equal to actual replacement cost. The insurance coverage required to be obtained pursuant to the immediately preceding sentence may have a deductible or self-insured retention.

                           (ii)       During  any  period  in which
Modifications costing in the aggregate in excess of FIVE MILLION DOLLARS ($5,000,000) at the Site are being undertaken, the Ground Lessee shall obtain or cause the contractor performing such Modifications to obtain builder's risk, general liability, worker's compensation and automobile liability insurance with respect to the improvements on the Site.

                           (iii)      If  at  any  time  during  the term of
this Ground Lease the area in which the Site is located is designated a "flood-prone" area pursuant to the Flood Disaster Protection Act of 1973, or any amendments or supplements thereto, then the Ground Lessee shall comply or cause compliance with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973. In addition, the Ground Lessee will fully comply or cause compliance with the requirements of the National Flood Insurance Act of 1968 and the

Flood Disaster Protection Act of 1973, as each may be amended from time to time, and with any other legal requirement, concerning flood insurance to the extent that it may apply to the Site.

                                      (iv)        The Ground Lessee shall
obtain and maintain or cause to be obtained and maintained during the term of this Ground Lease for the Site and the Building a Difference-in-Conditions policy which includes at a minimum the perils of collapse, earthquake and flood. The policy may be written on a loss limit basis determined to be prudent by the Ground Lessee.

                           (b)  RIGHTS TO INSURANCE PROCEEDS.  Every policy of
insurance required to be obtained by Section 5.11(a) shall provide that such insurance proceeds shall be payable to the Ground Lessee, and will be adjusted by or at the direction of the Ground Lessee. The respective interests of the Ground Lessor and the Ground Lessee in any proceeds of such insurance payable for loss or damage to such buildings, fixtures and improvements shall be fixed and determined as of the date of such loss or damage as follows:

                                      (i)         The  Ground  Lessor  will  be
entitled to collect and receive all Net Proceeds (as defined in Section 6.3 below) payable for loss or damage to any building, fixtures and other improvements located on the Site at the commencement of the term of this Ground Lease.

                                      (ii)        The interest of the Ground
Lessor in the Net Proceeds described in Section 5.11(b)(i) above shall be a proportionate amount thereof in the ratio which the expired portion of the term of this Ground Lease from the date of original completion of such building and improvements to the date of such loss or damage, bears to the portion of such term from the date of original completion of such building to the date prescribed in Section 2 of this Ground Lease for expiration of the term of this Ground Lease. The interest of the Ground Lessee therein shall be the balance of such proceeds.

                 5.13 LIABILITY INSURANCE. The Ground Lessee shall procure and carry, or cause to procure and carry, without cost to the Ground Lessor, at all times during the term of this Ground Lease, commercial general liability insurance for claims for injuries or death sustained by persons or damage to property while on the Site and such other public liability coverages as are ordinarily procured by persons who own or operate similar buildings in Honolulu, Hawaii. The commercial general liability insurance policy shall include coverage for premises and operations, independent contractors, products and completed operations, blanket contractual liability, personal and advertising injury, liquor liability, employees as additional insureds and severability of interest. The combined single limit of liability for bodily injury and property damage shall be $1,000,000.00 per
occurrence,   $1,000,000.00 general aggregate, and $1,000,000.00 products --
completed operations aggregate. The limit for personal injury shall be $1,000,000.00 per person/organization subject to $1,000,000.00 general aggregate. Umbrella (excess liability) coverage shall be $50,000,000.00. The policy shall be endorsed to state that the general aggregate of the primary policy applies exclusively to the Site. The policy shall be endorsed to name the Ground Lessor, any mortgagee of any interest of the Ground Lessor in the Site and any Leasehold Mortgagee as hereinafter defined (collectively, the "Additional Insureds"), as additional insureds. The policy shall also specifically provide that the policy shall be considered primary insurance which shall apply to any loss or claim before any contribution by any insurance which any Additional Insured may have in force. The insurance required to be obtained pursuant to this Section may have a deductible or self-insured retention as approved by the Ground Lessor .

                 5.14      PARTICULAR INSURANCE POLICY PROVISIONS.

                           (a)  All of the insurance coverages described in
Sections 5.11 and 5.12 shall be with insurance companies that may lawfully conduct an insurance business in the State of Hawaii and that have a "Best's" rating of not less than A/VI. If the Best's rating system is changed or terminated, the rating of A/VI shall be adjusted to a comparable rating.

                           (b)  Ground Lessee shall furnish the Ground Lessor
with certificates showing the insurance required under Sections 5.11 and 5.12 to be in effect and naming the Ground Lessor, any mortgagee of any interest of the Ground Lessor in the Site and the Building and any Leasehold Mortgagee, as additional insureds. All such insurance shall be at the cost and expense of Ground Lessee or its sublessees. Such certificates shall include a provision for thirty (30) days' advance written notice by the insurer to each of the Additional Insureds in the event of cancellation of such insurance.

                           (c)  The Ground Lessee agrees that the insurance
policy or policies required by Sections 5.11(a)(i), 5.11(a)(iii), 5.11(a)(iv) and, with respect to property insurance, Section 5.11(a)(ii), shall include an appropriate clause pursuant to which the insurance carriers waive all rights to subrogation against each of the Additional Insureds with respect to losses payable under such policy, and such policy shall also provide that such policy will not be invalidated should the Ground Lessee waive, in writing, prior to a loss, any or all rights of recovery against any party for losses covered by such policy.

                           (d)  All insurance policies required by Section 5.11
shall include a standard form mortgagee endorsement which shall:

                             (i) provide that any reference to a mortgagee in such policy shall mean and include all holders of mortgages of any interest in the Site, in their respective order and preference;

                            (ii) provide that such insurance as to the interest of any mortgagee shall not be invalidated by any act or neglect of any Additional Insured, the Ground Lessee or any person claiming by, through or under any of them; and

                           (iii) waive any provision invalidating such mortgagee clause by reason of the failure of any Additional Insured or the Ground Lessee or any person claiming by, through or under any of them to notify the insurer of any hazardous use, vacancy or occupancy, any requirement that any mortgagee pay any premium thereon, and any contribution clause.

                           (e)  Ground Lessee shall pay or cause to pay as they
become due all premiums for the insurance required by Section 5.11 and Section 5.12, shall renew or replace or cause to be renewed or replaced each policy prior to the expiration date thereof and shall promptly deliver to each Additional Insured certificates for renewal and replacement policies.

                           (f)  Anything in this Section 5.13 to the contrary
notwithstanding, any insurance which the Ground Lessee is required to obtain pursuant to Sections 5.11 and 5.12 may be carried under a "blanket" or umbrella policy or policies governing other properties or liabilities of the Ground Lessee.

                 5.15 INSPECTION. The Ground Lessee will permit the Ground Lessor and its agents, at all reasonable times during the term of this Ground Lease, to enter upon the Site and the

Building and to inspect and examine the same, and the use being made of the same, and the state of repair and condition of the same.

                 5.16 SUBLETTING AND ASSIGNMENT. The Ground Lessee may, without the consent of the Ground Lessor, sublet all or any part of the Site and the Building or assign all or any part of its interest under this Ground Lease. Any sublease by the Ground Lessee shall by its terms be subject and subordinate to this Ground Lease and to the right of the Ground Lessor hereunder. In the event of any assignment or subletting, the Ground Lessee shall not be released from its obligation hereunder and shall remain directly and primarily liable under this Ground Lease as to the Site and the Building, or portion thereof, so assigned or sublet. The Ground Lessee will deliver to the Ground Lessor a true copy of any such sublease or assignment document promptly upon signing the same.

                 5.17 ATTORNMENT AND NON-DISTURBANCE. From time to time at the request of the Ground Lessee, the Ground Lessor shall execute and deliver to the Ground Lessee for the benefit of any tenant in the Building attornment and non-disturbance agreements in form and substance reasonably satisfactory to the Ground Lessor under which the Ground Lessor, as applicable, shall agree to recognize the lease of any such tenant and to permit such tenant to remain in occupancy of its premises within the Building notwithstanding any default hereunder by the Ground Lessee, so long as such tenant is not in default under the lease covering its premises within the Building and the tenancy of such tenant does not extend beyond the Term (calculated without regard to terminations resulting from a Ground Lessee's default). Any such agreement shall provide that such tenant is obligated to attorn to the Ground Lessor if this Ground Lease is terminated under the terms hereof and to recognize the Ground Lessor as the landlord under the lease with such tenant covering its premises within the Building. The issuance of any such agreement shall in no way release or diminish the Ground Lessee's duties and obligations under this Ground Lease.

                 5.18 GROUND LESSOR'S COSTS AND ATTORNEYS' FEES. The Ground Lessee will pay to the Ground Lessor, on demand, all costs and expenses, including attorneys' fees, incurred by the Ground Lessor in enforcing any of the covenants herein contained, in remedying any breach by the Ground Lessee of its covenants, in recovering possession of the Site, in collecting any delinquent rent, taxes or other charges payable by the Ground Lessee hereunder, or in connection with any litigation commenced by or against the Ground Lessee (other than condemnation proceedings) to which the Ground Lessor, without any fault on its part, shall be made a party.

                 5.19 SURRENDER. Upon the expiration of the term of this Ground Lease or any extension thereof, or sooner termination thereof as in this Ground Lease provided, the Ground Lessee will peaceably and quietly leave and surrender and deliver up to the Ground Lessor possession of the Site, together with the buildings, structures, fixtures and other improvements hereafter constructed thereon, in good repair, order and condition, except for reasonable wear and tear, and unavoidable casualty against which insurance is not required under this Ground Lease; PROVIDED, HOWEVER, that the Ground Lessee may, if the Ground Lessee is not in default under this Ground Lease, remove furniture, furnishings, appliances and equipment placed by the Ground Lessee on the Site, and if the Ground Lessee shall so remove any of the same, the Ground Lessee will complete such removal and repair all damage occasioned thereby prior to the expiration of the term or any extension thereof.

                 5.20      HAZARDOUS MATERIALS.

                          (a) USE OF HAZARDOUS MATERIALS.  Except as provided
herein, the Ground Lessee shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Site and the Building by the Ground Lessee without the prior written consent of the Ground Lessor, which consent may be granted or withheld in the Ground Lessor's sole discretion. As a condition of obtaining the Ground Lessor's consent, the Ground Lessee must demonstrate to the Ground Lessor's sole satisfaction that such Hazardous Material is necessary or useful to the Ground Lessee's business and will be used, kept, stored and disposed of in a manner that complies with all laws regulating any such Hazardous Material so brought upon or used or kept in or about the Site. If the Ground Lessee breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Material on the Site and the Building caused or permitted by the Ground Lessee results in contamination of the Site or the Building, or if contamination of the Site or the Building by Hazardous Material otherwise occurs for which the Ground Lessee is legally liable to the Ground Lessor for damage resulting therefrom, then the Ground Lessee shall indemnify, defend and hold the Ground Lessor harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Site or the Building, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Site or the Building, and sums paid in settlement of claims, attorneys' fees, consultation fees and expert fees) which arise during or after the Ground Lease term as a result of such contamination. This indemnification of the Ground Lessor by the Ground Lessee includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water under the Site. Without limiting the foregoing, if the presence of any Hazardous Material on the Site or the Building caused or permitted by the Ground Lessee results in any contamination of the Site or the Building, the Ground Lessee shall promptly take all actions at its sole expense as are necessary to return the Site the Building to the condition existing prior to the introduction of any such Hazardous Material to the Site or the Building; provided that the Ground Lessor's prior written approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Site or the Building. The foregoing indemnity shall survive the expiration or earlier termination of this Ground Lease.

                           (b)        DEFINITIONS. As used herein, the term
"Hazardous Material" means any hazardous or toxic substance, material or waste, including, but not limited to, those substances, materials and wastes listed in the United States Department of Transportation Hazardous Material Table (49 CFR 172.101) or by the United States Environmental Protection Agency as hazardous substance (40 CFR Part 302) or as defined in the Hawaii Hazardous Waste Law (Haw. Rev. Stat. Chapter 342J) and amendments thereto, or such substances, materials and wastes that are or become regulated under any applicable local, state or federal law, including infectious waste governed by the provisions of
Section 321-21 of the Haw. Rev. Stat. and the rules and regulations promulgated thereunder.)

                           (c)        DISCLOSURE. At the commencement of this
Ground Lease, and on January 1 of the each year thereafter (each such date being hereafter called "Disclosure Dates"), including January 1 of the year after the termination of this Ground Lease, the Ground Lessee shall disclose to the Ground Lessor the names and amounts of all Hazardous Material, or any combination thereof, which were stored, used or disposed of or on the Site or the Building, or which the Ground Lessee intends to store, use or dispose of or on the Site or the Building in the future.

                           (d)        INSPECTION. The Ground Lessor and their
agents shall have the right, but not the duty, to inspect the Site and the Building at any time to determine whether the Ground Lessee is complying with the provisions of this Section 5.20, the Ground Lessor shall have the right to immediately enter upon the Site and the Building to remedy any contamination caused by the Ground Lessee's failure to comply notwithstanding any other provision of this Ground Lease. The Ground Lessor shall use reasonable efforts to minimize interference with the Ground Lessee's business but shall not be liable for any interference caused thereby.

                           (e)        REPORTS. To the extent the Ground Lessee
is required to file any reports with the United States Environmental Protection Agency or any other federal, state, city or county agency having jurisdiction over Hazardous Material, the Ground Lessee shall concurrently provide the Ground Lessor a copy of such report.

                 5.21 COMPLIANCE WITH DISABILITY ACCESS LAWS. The Ground Lessee hereby covenants and agrees with the Ground Lessor that the Ground Lessee shall at all times during the term of this Ground Lease comply with any and all governmental regulation of the Site and the Building regarding access of disabled persons, including without limitations, Titles III and V of the Americans with Disabilities Act of 1990, 42 U.S.C. Sec. 12101 et seq. or any other similar federal, state or local laws or ordinances and the regulations promulgated thereunder (collectively "Disability Access Laws"). The Ground Lessor shall not be liable for any failure by the Ground Lessee to comply with the requirements of the Disability Access Laws with respect to the Site and the Building during the term hereof and the Ground Lessee expressly releases the Ground Lessor from any and all liability for any failure by the Ground Lessee to so comply. The Ground Lessee shall indemnify, defend and hold the Ground Lessor harmless from and against any and all claims and demands for loss or damage, including claims for discrimination, personal injury, monetary damage or injunctive relief arising out of or in connection with any failure or alleged failure of the Site or the Building to comply with the Disability Access Laws, and the Ground Lessee shall reimburse the Ground Lessor for all costs and expenses, including reasonable attorneys' and other professional or consultants' fees, paid or incurred by the Ground Lessor in connection with the defense of any such claims including, but not limited to, all costs for research regarding settlement or other preventive measures which the Ground Lessor may take prior to the filing of such action or to attempt to prevent the filing of such an action.

                 SECTION 6 MUTUAL COVENANTS. The Ground Lessor and the Ground Lessee hereby mutually covenant and agree, each with the other, as follows:

                 6.1       CONDEMNATION.

                           (a)        CONSEQUENCES OF CONDEMNATION. In the
event at any time or times during the term of this Ground Lease the Site or any part thereof shall be taken or condemned by any authority having the power of eminent domain, then, and in every such case, the estate and interest of the Ground Lessee in any part of the Site so taken or condemned shall at once cease and terminate at the effective date of condemnation defined in section 6.1(b) below, and the Ground Lessee shall peaceably surrender possession of the Site so taken or condemned.

                           (b)        COMPENSATION AND DAMAGES. In every such
case of taking or condemnation of the Site or any part thereof, all Net Proceeds (as defined in Section 6.3 below) payable for or on account of the Ground Lessor's fee simple interest (as encumbered by this Ground Lease) in any of the land hereby demised shall be payable to and be the sole property of the Ground Lessor, and the Ground Lessee shall have no interest or claim to such Net Proceeds or any part thereof whatsoever; and all Net Proceeds payable for or on account of the buildings, fixtures and other improvements on the Site and the Ground Lessee's interest in the Site shall be payable to the Ground Lessor and the Ground Lessee, as their respective interests shall appear, and said respective interests in such Net Proceeds payable for or on account of any such buildings, fixtures and other improvements shall be fixed and determined as of the date ("the effective date of condemnation") when the Ground Lessee shall by reason of such taking or condemnation lose the right to possession of such part of the Site so taken or condemned, as follows:

                           (i) The Ground Lessor shall be entitled to collect and receive all Net Proceeds payable for or on account of the building, fixtures and other improvements located on the Site at the commencement of the Term of this Ground Lease.

                           (ii) The interest of the Ground Lessor in the Net Proceeds payable for or on account of the Building, fixtures and other improvements constructed on the Site after the commencement of the Term shall be a proportionate amount thereof in the ratio which the expired portion of the term of this Ground Lease from the date of original completion of such building and improvements to the date of such loss or damage, bears to the portion of such term from the date of original completion of such building to the date prescribed in section 2 of this Ground Lease for expiration of the term of this Ground Lease. The interest of the Ground Lessee therein shall be the balance of such proceeds.

                           (c)        ABATEMENT OF RENT ON CONDEMNATION.  In
case any portion of the land hereby demised shall be taken by condemnation by any duly constituted authority and thereby pass out of the control of the Ground Lessor, and the Ground Lessee shall by reason thereof lose the right to possession of such portion of such land as lessee hereunder, then, and in every such event, unless the parties shall otherwise agree, the annual rental payable hereunder shall be reduced, except as hereinafter provided, in the proportion which the area of the land taken bears to the total area covered by this Ground Lease.

                           (d)        CONDEMNATION OF LEASEHOLD INTEREST.  If at
any time or times during the term of this Ground Lease a leasehold interest in the Site or any part thereof shall be so taken or condemned, then, and in every such case, notwithstanding the foregoing provisions of this section 6.1, such taking or condemnation shall not result in any reduction in rent hereunder, or give the Ground Lessee any right to terminate this Ground Lease with respect to any part of the Site, or excuse the Ground Lessee from the full and faithful performance of its covenants and obligations hereunder for the payment of money, or excuse or relieve the Ground Lessee from the performance of its other covenants and obligations hereunder, except to the extent that and for so long as the performance of such other covenants and obligations shall be rendered impossible by reason of the loss by the Ground Lessee of possession of such part of the Site subject to such taking or condemnation; but in every such case of taking or condemnation of a leasehold interest, the Ground Lessee shall be entitled to claim and recover from the condemning authority its damages sustained by reason thereof, and all compensation and damages payable for or on account of such taking or condemnation of any part of the leasehold interest of the Ground Lessee hereunder shall be payable to and be the sole property of the Ground Lessee.

                           (e)        LOSS OF BUSINESS DAMAGES.  Notwithstanding
the foregoing provisions of this section 6.1, the Ground Lessee shall have the right to claim and recover from the condemning


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
authority, but not from the Ground Lessor, such compensation as may be separately awarded or recoverable by the Ground Lessee in its own right on account of any and all damage to its business by reason of any condemnation and for or on account of any cost or loss to which the Ground Lessee might be put in removing its furnishings and equipment.

                 6.2 PAYMENT AND USE OF INSURANCE OR CONDEMNATION PROCEEDS. Subject to the Ground Lessee's right to terminate this Ground Lease as provided in Section 6.3 below, in case:

                           1.         the buildings, fixtures or other
                           improvements on the Site, or any part thereof, shall be destroyed or damaged by fire or other casualty herein required to be insured against (a "Casualty"), or

                           2. the use, access, occupancy, easement rights or title to the Site or any part thereof is wholly, partially or temporarily taken or sold in, by or on account of any actual or threatened eminent domain proceeding or other taking of action by any person having the power of eminent domain, including an action by a governmental authority to change the grade of, or widen the streets adjacent to, the Site or alter the pedestrian or vehicular traffic flow to the Site so as to result in a change in access to the Site, or by or on account of an eviction by paramount title or any transfer made in lieu of any such proceeding or action (in each instance, a "Condemnation");

then, and as often as the same shall happen, any award, compensation or insurance proceeds to which Ground Lessee or Ground Lessor may become entitled by reason of a Casualty or Condemnation shall be paid to Ground Lessee and available for and used with all reasonable dispatch by the Ground Lessee in rebuilding, repairing or otherwise reinstating such buildings, fixtures and other improvements in conformity with the requirements of Section 5.6 above so as to restore the operation and function of the Site to the same condition as existed immediately prior to such Casualty or Condemnation; provided, however, that any loss, the estimated cost of restoration of which is in excess of FIVE MILLION DOLLARS ($5,000,000), shall be made payable to an escrow agent, a lender providing financing for the construction of improvements on the Site, or a trustee experienced in administering construction loans, as chosen by or


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
at the direction of the Ground Lessee in its discretion (the "Escrowee"). The Escrowee shall have no obligation whatsoever to effect, maintain or renew such insurance, or to attend to any claim for loss or damage thereunder, or the collection of any proceeds thereof, or to incur any expenses therefor, and shall be responsible only for the proper custody and application as herein provided of all award, compensation or insurance proceeds that shall actually come into its possession, and the Ground Lessee will pay or cause to be paid all fees and expenses of the Escrowee for or in connection with its services. In case such proceeds shall be insufficient in amount to so rebuild, repair or reinstate such buildings, fixtures and other improvements, the Ground Lessee shall make up the deficiency for such purpose out of the Ground Lessee's own funds.

                           Notwithstanding anything to the contrary contained
herein, the Ground Lessor and the Ground Lessee agree that during such time as the Lease is in effect, any award, compensation or insurance proceeds shall be adjusted, held, deposited, and disbursed pursuant to the provisions of the Lease.

                           The Ground Lessee may appear in any proceeding or
action to negotiate, prosecute, adjust or appeal any claim for any award, compensation or insurance payment on account of any Casualty or Condemnation and shall pay all expenses thereof. At the Ground Lessee's request, the Ground Lessor shall participate in any such proceeding, action, negotiation, prosecution or adjustment.

                 6.3 TERMINATION OF GROUND LEASE; NET PROCEEDS. If the Ground Lessor or the Ground Lessee shall receive notice of a possible Condemnation of the Site or any interest therein, it shall give notice thereof to the other promptly after the receipt of such notice. In the event of a Significant Casualty (as defined below) or receipt of notice by Ground Lessee of a Total Condemnation or a Significant Condemnation (each as defined below), the Ground Lessee shall, not later than forty-five (45) days after such occurrence or such longer time as may reasonably be required (as specified by notice from Ground Lessee to Ground Lessor from time to time delivered prior to the termination of such forty-five (45) days, as the same may be extended) to determine the full extent of loss, the probable expense and time of restoration and the probable amount of the award or insurance payment, deliver to the Ground Lessor a written notice stating Ground Lessee's election either (i) to keep this Ground Lease in full force and effect and, at Ground Lessee's sole cost and expense, promptly and diligently restore


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
the Site in accordance with the terms of Section 5.6 or (ii) to terminate this Ground Lease in accordance with this Section 6.3. As used herein, "Total Condemnation" means a Condemnation that involves a taking of Ground Lessor's entire fee simple title to the Site. "Significant Condemnation" means a Condemnation that in the reasonable, good faith judgment of Ground Lessee either (a) renders the Building unsuitable for continued use as a first-class office building or (b) is so substantial in nature such that restoration of the Building to substantially its condition as existed immediately prior to such Condemnation would be impracticable. "Significant Casualty" means a Casualty that in the reasonable, good faith judgment of Ground Lessee either (x) renders the Building unsuitable for continued use as a first-class office building or
(y) is so substantial in nature such that restoration of the Building to substantially its condition as existed immediately prior to such Casualty would be impracticable or, because of applicable legal requirements, impossible.

                           If the Ground Lessee shall elect to terminate this
Ground Lease then, this Ground Lease shall terminate on the termination date specified in the written notice. On the termination date, Ground Lessee shall pay to the Ground Lessor all rent and other obligations theretofore accruing under the Ground Lease, and Ground Lessor and Ground Lessee shall be entitled to all Net Proceeds as provided in Section 5.12(b) or 6.1(b), respectively. Upon such termination, the Ground Lessee shall be relieved of all further obligations under this Ground Lease, and the Ground Lessor shall refund to the Ground Lessee any unearned portion of the rent paid in advance prior to the effective date of such termination. As used herein, the term "Net Proceeds" shall mean all amounts paid in connection with any Casualty or Condemnation, and all interest earned thereon, less the expense of claiming and collecting such amounts, including all costs and expenses in connection therewith for which the Ground Lessor or Ground Lessee is entitled to be reimbursed pursuant to this Ground Lease (including reasonable fees and expenses of counsel).

                 6.4       CONSENT TO MORTGAGE AND PROTECTION OF MORTGAGEE.

                           (a)        RIGHT TO MORTGAGE. Notwithstanding any
provision in this Ground Lease to the contrary, the Ground Lessee shall have the absolute right without the consent of the Ground Lessor to take back a purchase money leasehold mortgage upon a sale or assignment of all or any portion of its right, title and interest in, to and under this Ground Lease, or to assign all or any portion of its right, title and interest in,


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
to and under this Ground Lease, by way of mortgage, to any bank, insurance company, trustee on behalf of secured note holders or other established lending institution or institutions or any officer or designee of the foregoing (including, without limitation, the Mortgagee) (each such bank, insurance company, lending institution, officer or designee herein called a "Leasehold Mortgagee"), to secure the repayment of funds borrowed in connection with the construction, repair or alteration of any building or improvements now or hereafter located on the Site, which mortgage may contain such terms, conditions and maturity as the Ground Lessee may determine, and the Ground Lessee may enter into any and all such extensions, modifications or amendments of any such mortgage as it may determine, PROVIDED that the Ground Lessee shall upon execution of any such mortgage, extension, modification or amendment promptly deliver a true copy thereof to the Ground Lessor (the Ground Lessor hereby acknowledging that they have received an executed copy of the Mortgage). The execution and delivery of any such mortgage shall not be deemed to constitute such an assignment or transfer of this Ground Lease as would require the holder or holders thereof, as such, to assume the observance or performance of any of the terms, covenants or conditions on the part of the Ground Lessee to be observed or performed hereunder. Any Leasehold Mortgagee and its successors and assigns, may enforce such mortgage and may acquire title to the mortgaged leasehold estate in any lawful way, and pending foreclosure of such mortgage (or sale by deed or assignment in lieu of foreclosure) may take possession of and sublease the Site and Building demised hereunder, or cause any person to take possession of and sublease the Site and Building demised hereunder, and upon foreclosure thereof (or in the event of any sale by deed or assignment in lieu of foreclosure) may without further consent of the Ground Lessor sell and assign this Ground Lease by assignment in which the assignee shall expressly assume and agree to observe and perform all the covenants of the Ground Lessee hereunder for so long as such assignee shall retain title to the Ground Lessee's interest hereunder, and any such assignee shall also have the absolute right to assign all or any portion of its right, title and interest in, to and under this Ground Lease to any other Leasehold Mortgagee, by way of mortgage, upon the same terms and conditions hereinabove made available to the Ground Lessee, provided that upon the execution of any such assignment or mortgage a true copy thereof shall be delivered promptly to the Ground Lessor. The Leasehold Mortgagee and each of its assigns shall be liable to perform the obligations of the Ground Lessee hereunder only during the period that such person has possession of or title to the Ground Lessee's interest hereunder.


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
                           (b)        PROTECTION OF LEASEHOLD MORTGAGEE.  The
following provisions shall apply and inure to and for the benefit of each Leasehold Mortgagee, and its successors and assigns:

                           (i) This Ground Lease shall not be amended, altered, modified or rescinded, or (except in accordance with the provisions contained in this subsection following the Ground Lessee's default) terminated prior to the expiration of the stated term hereof, without the prior written consent of each Leasehold Mortgagee.

                           (ii) The Ground Lessor shall, upon serving the Ground Lessee any notice of default under the provisions of or with respect to this Ground Lease, at the same time serve a copy of such notice upon each Leasehold Mortgagee, by registered or certified mail or by courier service, addressed to it at the address shown in such mortgage, and no notice of default by the Ground Lessor to the Ground Lessee shall be deemed to be duly given unless and until a copy thereof shall have been go mailed to each Leasehold Mortgagee.

                           (iii) Each Leasehold Mortgagee, if the Ground Lessee shall be in default hereunder, shall have the right (but shall not be obligated) within the same period as is given to the Ground Lessee therefor, plus the additional period of time specified in subsection 6.4(b)(v) below, to remedy or commence to remedy such default or to cause the same to be remedied, and the Ground Lessor shall accept such performance by or at the instigation of such mortgagee as if the same were done by the Ground Lessee.

                           (iv) The Ground Lessee hereby constitutes and appoints each Leasehold Mortgagee as the Ground Lessee's agent and attorney-in-fact with full power, in the Ground Lessee's name, place and stead, and at the Ground Lessee's cost and expense, to enter upon the Site and the Building and make repairs thereon and therein, maintain the same, remove any violations of law, statutes, ordinances or rule or regulation of governing authorities and otherwise to perform any of the obligations of the Ground Lessee under this Ground Lease.

                           (v) In the event of any default of the Ground Lessee (including those relating to bankruptcy or insolvency) other than a default in the payment of money or a default susceptible of being cured by the payment of money, the Ground Lessor shall not take any action to effect a termination of this Ground Lease, whether by service of a notice of termination or otherwise, due to such default of the Ground Lessee, without allowing each Leasehold Mortgagee (or a receiver appointed at the Leasehold Mortgagee's request or an independent contractor with the Leasehold Mortgagee) one hundred twenty (120) days within which either (1) to obtain possession of the Site and the Building and the interest of the Ground Lessee under this Ground Lease and cure the default, if the default is susceptible of being cured after obtaining such possession by the Leasehold Mortgagee, receiver or independent contractor, or (2) if not enjoined or stayed, to institute and complete foreclosure proceedings or otherwise sell or acquire the Ground Lessee's interest in the Site and the Building and in this Ground Lease, and any such default shall be considered as having been waived by the Ground Lessor upon the completion of foreclosure, or such sale or acquisition of the Ground Lessee's interest, PROVIDED that (A) the Leasehold Mortgagee shall not be required to continue possession or foreclosure proceedings if the default which would have given cause for such notice shall have been cured or if such Leasehold Mortgagee gives to the Ground Lessor not less than 30-days' notice of its intention to abandon such foreclosure proceedings or discontinue such possession, (B) during any period of forbearance, the foregoing shall not preclude the Ground Lessor from exercising any remedies hereunder relating to any other default of the Ground Lessee, and (C) on and after the date of such foreclosure sale or other acquisition and for so long as it shall hold such title, the party holding title to the Ground Lessee's interest under this Ground Lease shall observe and perform, or cause to be observed and performed, all of the covenants and agreements on the part of the Ground Lessee hereunder to be observed and performed. If during the 120 day period, the Leasehold Mortgagee shall have instituted foreclosure proceedings or otherwise taken steps to sell or acquire the Ground Lessee's interest in the Site and the Building and this Ground Lease, but not completed such proceedings by the end of the 120 day period despite its good faith and reasonable diligence, or if such proceedings shall have been stayed or enjoined, then this Ground Lease shall not terminate at the end of the 120 day period and the time for completion by the Leasehold Mortgagee of its proceedings shall continue so long as the Leasehold Mortgagee is stayed or enjoined and thereafter for so long as the Leasehold Mortgagee proceeds to complete steps to acquire or sell Ground Lessee's interest in the Site and this Ground Lease by foreclosure or other appropriate means with reasonable diligence and continuity. Nothing in this subsection (v) shall be construed to extend this Ground Lease beyond the term of this Ground Lease.

                         (vi) No such Leasehold Mortgagee shall become personally liable under the agreements, terms, covenants or conditions of this Ground Lease unless and until such time as the Leasehold Mortgagee becomes, and then only for as long as it remains, the owner of the leasehold estate, or is in possession of the Site, PROVIDED that, upon assignment of this Ground Lease by the Leasehold Mortgagee, such assignee shall assume and agree to perform and observe all covenants and conditions in this Ground Lease contained and on the part of the Ground Lessee to be performed and observed.

                         (vii) In the event of termination of this Ground Lease or any succeeding Ground Lease made pursuant to the provisions of this subsection (vii) prior to its stated expiration date for any reason whatsoever (including termination that results from rejection of this Ground Lease by the Ground Lessee's trustee in bankruptcy), the Ground Lessor will enter into a new Ground Lease of the demised Site with the Leasehold Mortgagee, or, if there be more than one mortgage, then with the Leasehold Mortgagee entitled under subparagraph (C) of this subsection (vii), for the remainder of the term, effective as at the date of such termination, at the rent and upon the covenants, agreements, terms, provisions and limitations herein contained (which lease shall have the same priority as this Ground Lease had prior to its termination), PROVIDED:

                                      (A)   such Leasehold Mortgagee makes
                         written request upon the Ground Lessor
                 for such new Ground Lease within thirty (30) days from the date of its receipt of notice from the Ground Lessor of such termination;
                                 (B) such Leasehold Mortgagee pays to the Ground
                           Lessor at the time of the execution and delivery of such new Ground Lease any and all sums which would at the time of the execution and delivery thereof be due under this Ground Lease but for such termination and pays any and all expenses, including reasonable counsel fees, court costs and disbursements incurred by the Ground Lessor in connection with any such default and termination as well as in connection with the execution and delivery of such new Ground Lease, less the net income derived by the Ground Lessor from the Site and the Building subsequent to the date of Ground Lease termination and prior to the execution and delivery of the new Ground Lease; and

                                 (C) if more than one such Leasehold Mortgagee
                           makes written request upon the Ground Lessor in accordance with the provisions of subparagraph (A) of this subsection (vii), the new Ground Lease shall be delivered to Mortgagee, unless all of the Notes have been paid in full, in which event the new lease shall be delivered to the Leasehold Mortgagee requesting such new Ground Lease whose mortgage is prior in lien, and the written request of any Leasehold Mortgagee whose mortgage is subordinate in lien shall be void and of no force and effect.

                        (viii) Any new Ground Lease made in accordance with the provisions of subsection (vii) of this paragraph, shall be prior to any mortgage or other lien on, or charge or encumbrance of the fee of the Site which was subordinate to this Ground Lease, and the new lessee shall have the same right, title and interest in and to the Site and the Building and other improvements thereon as the Ground Lessee had under this Ground Lease.

                        (ix) Upon the execution and delivery of a new Ground Lease in accordance with the provisions of subsection (vii) of this paragraph, the Ground Lessee's interest in all subleases and management agreements which theretofore may have been assigned or otherwise transferred to the Ground Lessor shall thereupon be assigned and transferred without recourse by the Ground Lessor to the Leasehold Mortgagee as the new lessee.

                        (x) Each Leasehold Mortgagee shall have and be subrogated to any and all rights of the Ground Lessor with respect to the remedying of any default hereunder by the Ground Lessee. The Ground Lessee irrevocably authorizes and directs the Ground Lessor to accept, and the Ground Lessor shall accept, performance by a Leasehold Mortgagee of any of the covenants or agreements on the Ground Lessee's part to be performed hereunder, with the same force and effect as though performed or exercised by the Ground Lessee. A Leasehold Mortgagee who acquires the Ground Lessee's interests in this Ground Lease or who obtains a new Ground Lease pursuant to 6.4(b)(vii) shall, upon any assignment of such interest, be released of all rights and obligations hereunder accruing thereafter.

                        (xi) The Ground Lessee shall deliver to each Leasehold Mortgagee copies of all notices and other instruments which the Ground Lessee may deliver pursuant to this Ground Lease. Any notice, approval, estoppel, consent, waiver or other delivery purportedly delivered or given (or deemed delivered or given) by or on behalf of the Ground Lessee pursuant to this Ground Lease shall be of no force or effect unless in writing and consented to by each Leasehold Mortgagee.

         6.5 GRANTS AND RELEASES OF EASEMENTS. The Ground Lessor hereby consents in each instance to the following actions by the Ground Lessee, in the name and stead of the Ground Lessor, but at the cost and expense of the person performing such action: (a) the granting of easements, licenses, rights-of-way and other rights and privileges in the nature of easements reasonably necessary or desirable for the use, repair or maintenance of the Site and the Building as herein provided, whether or not such grants are reciprocal to the Ground Lessee, (b) the release of existing easements or other rights in the nature of easements which are for the benefit of the Site or the Building, (c) the dedication or transfer of unimproved portions of the Site for road, highway or other public purposes, (d) the execution of petitions to have the Site annexed to any municipal corporation or utility district and (e) the execution of amendments to any covenants and restrictions affecting the Site or the Building; PROVIDED, HOWEVER, in each case the Ground Lessor shall have received a certificate of the person performing the action stating that (i) such grant, release, dedication or transfer does not materially impair the use of the Site or the Building, or materially reduce their value, (ii) such grant, release, dedication or transfer is reasonably necessary in connection with the use, maintenance, alteration or improvement of the Site or the Building, (iii) the Ground Lessee shall remain obligated under this lease in accordance with its terms, as though such grant, release, dedication or transfer, had not been effected and (iv) the person performing such action shall pay and perform any obligations of the Ground Lessor under such grant, release, dedication or transfer. Without limiting the effectiveness of the foregoing, the Ground Lessor shall, upon the request of the Ground Lessee or the Lessee, and at the sole cost and expense of the requesting person, execute and deliver any instruments necessary or appropriate to confirm any such grant, release, dedication or transfer to any person permitted under this section.

         6.6 APPLICATIONS FOR BUILDING PERMITS AND OTHER APPROVALS. The Ground Lessor will cooperate with the Ground Lessee in the execution and delivery of any instruments required, and in all other respects, in connection with any applications made by the Ground Lessee for building permits, easements, licenses or other forms of governmental permission required or desirable in connection with the construction of the improvements or otherwise in connection with the use and enjoyment of the Site.

         6.7 ESTOPPEL CERTIFICATES. From time to time, the Ground Lessor and the Ground Lessee shall provide each to the other, upon written request therefor, estoppel certificates in recordable form certifying that, if such be the case, there are no outstanding breaches of the terms, conditions or covenants contained in this Ground Lease.

         6.8 CONSENTS. Whenever under the terms of this Ground Lease the consent of either party shall be required, such consent shall not be unreasonably or arbitrarily withheld, and no charge, direct or indirect, shall be made therefor other than a reasonable fee reflecting the costs of processing such approval. If the party receiving any request for consent or approval shall fail to act upon such request within sixty (60) days after receipt of written request therefor, such consent or


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
approval shall be presumed to have been given.

         6.9 EVENTS AND CONSEQUENCES OF DEFAULT. This demise is upon the express condition that if any one or more of the following events of default shall occur, to wit:

                 (a) The Ground Lessee shall fail to pay the rent herein reserved or any part thereof when due, and such failure shall continue for a period of ten (10) days after written notice thereof shall have been given by the Ground Lessor to the Ground Lessee; or

                 (b) The Ground Lessee shall fail to observe or perform any other of the covenants herein contained and on the part of the Ground Lessee to be observed and performed, and such failure shall continue for a period of thirty (30) days after written notice thereof shall have been given by the Ground Lessor to the Ground Lessee, unless the Ground Lessee shall have taken steps in good faith within such period to remedy the same and is continuing to so act with diligence and continuity reasonably satisfactory to the Ground Lessor; or

                 (c)      The Ground Lessee shall abandon the Site; or

                 (d) The Ground Lessee then entitled to possession of the Site shall become bankrupt or seek protection under any provision of the Federal Bankruptcy Act, or if any assignment of the Ground Lessee's property for the benefit of the Ground Lessee's creditors shall be made, or if the Site shall be attached through legal process or taken upon execution, unless the Ground Lessee shall take steps in good faith to have such attachment or execution set aside within ninety (90) days after such attachment or execution;

THEN, AND IN CASE OF ANY SUCH EVENT OF DEFAULT, the Ground Lessor may, upon the occurrence of such event of default, or at any time thereafter during the continuance of such default, at the Ground Lessor's option, terminate this Ground Lease by giving thirty (30) days' prior written notice thereof to the Ground Lessee, and upon such termination, the Ground Lessor may then or at any time thereafter reenter the Site or any part thereof, in the name of the whole, and thereupon, take possession of the Site and all improvements thereon and may expel and remove from the Site the Ground Lessee and those claiming under the Ground Lessee, and the Ground Lessee's and their effects, without service of notice or resort to any legal process and without being deemed guilty of any trespass or becoming liable for any loss or damage which may be occasioned thereby, or may then, or at any time thereafter, bring an action for summary possession of the Site or any part thereof as provided by law, all without prejudice to any other remedy or right of action which the Ground Lessor may have for arrears of rent or for any preceding or other breach of this Ground Lease. Such termination of this Ground Lease may, but need not necessarily, be made effective by filing in the Office of the Assistant Registrar of the Land Court of the State of Hawaii (if appropriate) or by recording in the Bureau of Conveyances of the State of Hawaii an affidavit that such notice of termination has been given to the Ground Lessee.

         6.10 NONWAIVER OF BREACH. The acceptance of rent by the Ground Lessor shall not be deemed to be a waiver by the Ground Lessor of any breach by the Ground Lessee of any term, covenant or condition of this Ground Lease herein contained, or of the Ground Lessor's right to declare and enforce a forfeiture for any such breach. The failure of the Ground Lessor to insist upon strict performance of any of the terms, covenants and conditions of this Ground Lease, or to exercise any option herein conferred in any one or more instances, shall not be construed as a waiver or relinquishment for the future of any such terms, covenants, conditions or option, but the same shall be and remain in full force and effect.

         6.11 INTERPRETATION. Unless the context otherwise requires, the term "Site" means and includes the land hereinabove described and all buildings, structures, fixtures and improvements now located upon or at any time hereafter constructed or placed upon such land during the term of this Ground Lease; the term "mortgage" means any assignment, deed of trust or other transfer of this Ground Lease, made as security for any indebtedness of the Ground Lessee; the term "mortgagee" means any person to whom any such mortgage of this Ground Lease is made. The headings of sections and subsections herein are inserted only for convenience and reference and shall in no way define, limit or describe the scope or intent of any provision of this Ground Lease. The use of any gender shall include all genders. Use of the singular shall include the plural, and use of the plural shall include the singular, as appropriate in the context. This Ground Lease contains all of the agreements between the parties relating to the Ground Lessee's use and occupancy of the Site and supersedes all other prior or concurrent oral or written letters, agreements and understandings. This Ground Lease shall be construed and interpreted under and pursuant to the laws of the State of Hawaii.


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
         6.12 NEITHER GROUND LESSOR NOR GROUND LESSEE DEEMED DRAFTER. All provisions of this Ground Lease have been negotiated by the Ground Lessor and the Ground Lessee at arm's length and with full representation of their respective legal counsel and neither party shall be deemed to be the drafter of this Ground Lease. If this Ground Lease is ever construed by a court of law, such court shall not construe this Ground Lease or any provision of this Ground Lease against either party as the drafter of the Ground Lease.

         6.13 NOTICES. Any notice or demand to be given to or served upon either the Ground Lessor or the Ground Lessee in connection with this Ground Lease shall be deemed to have been sufficiently given or served for all purposes by being sent as registered or certified mail, postage prepaid, addressed in the case of the Ground Lessor to such party at the place hereinabove designated for the payment of rent, or at such other address as the Ground Lessor may from time to time designate in writing to the Ground Lessee, and in the case of the Ground Lessee, to such party at the Site, or at such other address or to such other persons as the Ground Lessee may from time to time designate in writing to the Ground Lessor, and any such notice or demand shall be deemed conclusively to have been given or served upon the earlier to occur of the actual date of delivery or five (5) days after the date of mailing.

         6.14 PARTIES IN INTEREST. All of the terms, conditions and covenants of this Ground Lease shall inure to the benefit of and be binding upon the successors and assigns of the Ground Lessor, and the successors and permitted assigns of the Ground Lessee, and each Leasehold Mortgagee and its successors and assigns, to the same extent as such terms, conditions and covenants inure to the benefit of and are binding upon the Ground Lessor and the Ground Lessee, respectively.

         6.15 PERFORMANCE ON A NON-BUSINESS DAY. If any payment or performance is required hereunder on a day that is not a banking day in both the City of New York, New York, and the City and County of Honolulu, Hawaii, then such payment or performance shall be due on the next succeeding business day.

         6.16    SHORT FORM GROUND LEASE.   On the date hereof, the parties
shall join in the execution of a memorandum or so-called "short form" of this Ground Lease for the purposes of recordation. Such memorandum or short form of this Ground Lease shall describe the parties, the leased Site and the term of this Ground Lease and shall incorporate this Ground Lease by reference.


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
         6.17 NO ACCORD AND SATISFACTION. No payment by the Ground Lessee or receipt by the Ground Lessor of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and the Ground Lessor may accept such check or payment without prejudice to the Ground Lessor's right to recover the balance of such rent or pursue any other remedy in this Ground Lease provided.

         6.18 INTEREST ON PAST DUE ACCOUNT. Any amount owing by the Ground Lessee to the Ground Lessor under the terms of this Ground Lease shall bear interest from the date the same became due until paid at a floating rate equal to three (3) percent over the large business prime rate then being charged by First Hawaiian Bank, but in no event to exceed the highest rate then allowed by applicable law. Said interest shall be considered as a part of the rental payable hereunder.

         6.19 PERFORMANCE BY THE GROUND LESSOR. If the Ground Lessee shall fail to pay any sum of money other than rent required to be paid by it hereunder, or shall fail to perform any other act or affirmative covenant to be performed by the Ground Lessee pursuant to the terms of this Ground Lease, and such failure shall continue for ten (10) days after written notice thereof to the Ground Lessee, then the Ground Lessor may, but shall not be obligated so to do, perform any such affirmative covenant, or make any such payment, as the Ground Lessee's agent, and the full amount of the cost and expense entailed, or the Ground Lessor, and the Ground Lessor shall have the right to add the amount thereof, together with interest at the rate specified in Section 6.18, from the date of payment, to the rentals then due or thereafter coming due hereunder. The option given in this Section is for the sole protection of the Ground Lessor, and its existence shall not release the Ground Lessee from the obligation to perform any of the covenants herein provided to be performed by the Ground Lessee, or deprive the Ground Lessor of any legal rights which the Ground Lessor may have by reason of any such default by the Ground Lessee.

         6.20 GROUND LESSOR'S FAILURE TO PERFORM. The Ground Lessor shall not be deemed to be in default in the performance of any obligation required by it under this Ground Lease unless and until it has failed to perform such obligation within thirty (30) days after written notice by the Ground Lessee to the Ground Lessor, specifying wherein the Ground Lessor have failed to perform such obligation; provided that if the nature of


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
Ground Lessor's obligation is such that more than thirty (30) days are required for its performance, the Ground Lessor shall not be in default if Ground Lessor commences to cure the default within such thirty (30) day period and thereafter diligently prosecutes the same to completion. No such failure by the Ground Lessor shall constitute grounds for cancelling this Ground Lease.

         6.21 BROKERAGE COMMISSIONS. The Ground Lessee agrees to indemnify the Ground Lessor against, and hold the Ground Lessor harmless from, all liabilities arising from the claims of any broker, the finder or the like relating to this Ground Lease based upon acts of the Ground Lessee (including, without limitation, attorneys' fees incurred by the Ground Lessor in connection therewith).

         6.22 SALE OR ASSIGNMENT BY GROUND LESSOR. The term "Ground Lessor" as used in this Ground Lease shall be limited to mean and include only the fee owner or owners at the time in question of the Site. Each Lessor shall be automatically free and relieved from all liability respecting the performance of any covenants or obligations on the part of the Ground Lessor contained in this Ground Lease upon a sale, conveyance or assignment of its interest in the Site, except as to obligations already accrued. Upon any such sale, conveyance or assignment, the buyer, grantee or assignee shall only become responsible for all of the covenants and conditions herein contained and on the part of the Ground Lessor to be observed and performed after the time of such sale or conveyance. Notwithstanding any provision in this Ground lease to the contrary, the Ground Lessor shall have the right without the consent of the Ground Lessee to assign by way of mortgage all or any portion of its fee interest in the land demised hereunder, provided that any such mortgage shall be expressly subordinate to the Ground Lessee's interest under this Ground Lease.

         6.23 REIMBURSEMENT OF THE GROUND LESSOR'S PROCESSING COSTS. The Ground Lessee shall reimburse the Ground Lessor for all costs and expenses (including attorneys' fees and other professional fees) incurred by the Ground Lessor in processing all consents and approvals required of the Ground Lessor including, but not limited to, the preparation and review of all documents, plans or specifications in connection therewith. The amount of such costs and expenses shall be payable to the Ground Lessor on demand and, if not paid, shall carry interest as provided in this Ground Lease. Failure to pay such amounts shall also constitute a default under this Ground Lease entitling the Ground Lessor to exercise their rights upon


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
default by the Ground Lessee.

         IN WITNESS WHEREOF, the parties have executed these presents as of the day and year first above written.

                                            FIRST HAWAIIAN LIMITED PARTNERSHIP

                                            By _______________________________

                                                  Its

                                            By _______________________________

                                                  Its

                                            FH CENTER, INC.

                                            By _______________________________

                                                  Its

                                            By _______________________________

                                                  Its

                                                                 "GROUND LESSOR"

                                            REFIRST, INC.


                                            By _______________________________

                                                  Its

                                            By _______________________________

                                                  Its
                                                                 "GROUND LESSEE"

STATE OF HAWAII              )
                             )   SS:
CITY AND COUNTY OF HONOLULU  )


                 On this _____ day of _____________, 1993, before me
appeared ______________________________ and _________________________,
to me personally known, who, being by me duly sworn or affirmed, did say that such persons executed the foregoing instrument as the free act and deed of such persons, and if applicable in the capacity shown, having been duly authorized to execute such instrument in such capacity.



                                     _________________________________
                                     Notary Public, State of Hawaii

                                     My commission expires: __________

STATE OF HAWAII              )
                             )   SS:
CITY AND COUNTY OF HONOLULU  )


                 On this _____ day of _____________, 1993, before me appeared __________________________________ and _______________________________,
to me personally known, who, being by me duly sworn or affirmed, did say that such persons executed the foregoing instrument as the free act and deed of such persons, and if applicable in the capacity shown, having been duly authorized to execute such instrument in such capacity.



                                            _________________________________
                                            Notary Public, State of Hawaii

                                            My commission expires: __________

STATE OF HAWAII              )
                             )   SS:
CITY AND COUNTY OF HONOLULU  )


                 On this _____ day of _____________, 1993, before me appeared ___________________________________________________ and _____________, to me
personally known, who, being by me duly sworn or affirmed, did say that such persons executed the foregoing instrument as the free act and deed of such persons, and if applicable in the capacity shown, having been duly authorized to execute such instrument in such capacity.



                                               _________________________________
                                               Notary Public, State of Hawaii

                                               My commission expires: __________